UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under §240.14a-12

Sanchez Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2018	Proxy Statement
and Notice of Annual Meeting of Shareholders of Sanchez Energy Corporation (NYSE:SN)

May 24, 2018, 9:00 a.m. CT 1000 Main Street, Houston TX 77002

SANCHEZ ENERGY CORPORATION

1000 Main Street
Suite 3000
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Sanchez Energy Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of Sanchez Energy Corporation (the “Company,” “we,” or “our”) will be held at 1000 Main Street, Houston, Texas 77002 in the Tunnel-level Conference Room on Thursday, May 24, 2018, at 9:00 a.m., Central Time (the “Annual Meeting”).  The Annual Meeting is being held for the following purposes:

1.             To elect two Class III directors for a term of three years.

2.             To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock.

3.             To approve, on an advisory basis, the compensation of our named executive officers.

4.             To ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for 2018.

5.             To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials.  You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 28, 2018.

YOUR VOTE IS IMPORTANT

If you wish to vote your shares via the Internet or telephone, please promptly follow the instructions on your proxy card so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Gregory B. Kopel
Secretary

Houston, Texas

April 16, 2018

Corporate Governance Guidelines	49
AUDIT COMMITTEE REPORT	49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	53
TRANSACTIONS WITH RELATED PERSONS	53
PROPOSAL TWO. APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND COMMON STOCK	61
PROPOSAL THREE. ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	63
PROPOSAL FOUR. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	64
Audit and Other Fees	64
STOCKHOLDER PROPOSALS	65
SOLICITATION OF PROXIES	66
STOCKHOLDER LIST	66
PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION	66
FORWARD-LOOKING STATEMENTS	67

SANCHEZ ENERGY CORPORATION

1000 Main Street
Suite 3000
Houston, Texas 77002

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Sanchez Energy Corporation (the “Company,” “Sanchez Energy,” “we,” “us” or “our”) requests your Proxy (“Proxy”) for the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on Thursday, May 24, 2018, at 9:00 a.m., Central Time, at 1000 Main Street, Houston, Texas 77002 in the Tunnel-level Conference Room, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  References in this Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.  By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting.  Those persons will also be authorized to vote your shares, to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

HIGHLIGHTS OF OUR PERFORMANCE IN 2017

At the Annual Meeting, stockholders will be given an opportunity to learn more about our 2017 performance.

Our operating environment in 2017 was characterized by continuing commodity price volatility.  In the face of challenging industry fundamentals and uncertainty, we maintained a focus on financial discipline.  Our goal in 2017 was to position the Company to achieve a sustainable business model that provides opportunities for organic production growth while at the same time delivering full-cycle free cash flow generation at the corporate level.  To achieve this goal, we concentrated efforts on the Western Eagle Ford, an area with multi-bench development potential that we believe offers impressive returns and opportunities for growth even at lower commodity prices.

In January 2017, Sanchez Energy and Blackstone Energy Partners announced a 50/50 partnership to acquire Anadarko Petroleum Corporation’s working interest in approximately 318,000 gross operated acres in the Western Eagle Ford (the “Comanche” asset) for a purchase price, after closing adjustments, of approximately $2.1 billion, subject to additional post-closing adjustments (the “Comanche Transaction”).  This accretive and transformative acquisition substantially increased our drilling inventory, with more than 1,000 net drilling opportunities identified at the time of the transaction, and added 132 DUCs.  Having closed the Comanche Transaction, our operated Eagle Ford Shale position grew to approximately 585,000 gross acres (335,000 net to Sanchez Energy).  As a result of successful integration of the asset, we brought 147 gross (38 net) Comanche wells on-line in 2017.  Comanche well results have shown significant promise with some of the highest initial production rates in the Company’s asset base.  Key among these was the Stumberg Ranch 55H well, an approximately 10,000 foot lateral well completed in 2017 with a 30-day peak production rate of approximately 2,900 Boe/day, 72% of which was oil.

The Comanche Transaction provides opportunities in our Western Eagle Ford asset base for even greater capital efficiency.  As a result, we undertook a number of strategic divestitures in 2017 to better align our operating footprint, and therefore improve operating efficiencies, while providing additional liquidity to operate in today’s more challenging environment.  To that end, in June 2017 we closed the divestiture of our non-core Marquis asset for approximately $44 million in cash, after preliminary closing adjustments, and Lonestar’s Series B Convertible Preferred Stock which subsequently converted into 1.5 million shares of Lonestar’s Class A Common Stock, and the sale of a 10% undivided interest in the Silver Oak II Gas Processing Facility in Bee County, Texas for $12.5 million.  Additionally, we closed the divestiture of our non-core Javelina asset, which consisted of approximately 68,000 undeveloped net acres located in the Eagle Ford Shale in LaSalle and Webb Counties, Texas, for $105 million in September 2017.  As a result of industry conditions in 2016, our leasing efforts related to Javelina were executed at attractive terms using available cash.  As a result, the 2017 divestiture of the Javelina asset resulted in a return of approximately 3.5x on our investment.

Even after these strategic divestitures, we continue to maintain a dominant acreage position in the Eagle Ford Shale, with approximately 487,000 gross (285,000 net) leasehold acres and approximately 363 MBoe of proved reserves as of December 31, 2017.  Our acreage is highly concentrated within a 50-mile radius in South Texas and, with approximately 3,700 net drilling locations in the Eagle Ford Shale that comprise our primary development targets, affords us an inventory of more than 15 years of drilling opportunities.

In addition to the highlights referenced above, our achievements in 2017 include:

The following includes a description of the meaning of some of the terms used in the above achievements highlights and throughout this Proxy Statement:

•                  Boe:  One barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe of oil.

•                  Boe/d:  One Boe per day.

•                  DUCs: Drilled but uncompleted wells.

•                  Mcf: One thousand cubic feet of natural gas.

•                  MMBoe: One million Boe.

•                  TRIR: Total recordable incident rate.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

 What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to vote to elect two Class III directors for a term of three years; to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock; to approve, on an advisory basis, the compensation of our named executive officers; and to ratify the selection of KPMG as the Company’s independent registered public accountants for 2018.  We will also consider and vote upon any other business that is properly presented at the Annual Meeting.

 Why did I receive these Proxy Materials?

You received the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card or voting instructions, and our 2017 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K filed on March 1, 2018  for the year ended December 31, 2017 (the “2017 10-K”) (collectively, the “Proxy Materials”) from us in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting because you owned our common stock at the close of business on March 28, 2018.  We refer to this date as the “Record Date.”  This Proxy Statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting.  Please read this Proxy Statement carefully.

How can I access the Proxy Materials over the Internet?

Your proxy card will contain instructions on how to view our Proxy Materials for the Annual Meeting on the Internet.  Our Proxy Materials are also available at www.proxyvote.com.  You will need the control number available from your proxy card to access our Proxy Materials.  The Proxy Materials will also be available under the investor relations section of our corporate website at http://www.sanchezenergycorp.com.

 What does it mean if I receive more than one set of Proxy Materials?

If you receive more than one set of Proxy Materials, your shares are registered in more than one name or are registered in different accounts.  In order to vote all the shares you own, you must follow the instructions on each proxy card you received.

 What is “householding” and how does it affect me?

We have adopted a procedure known as “householding.”  Under this procedure, we may send a single set of Proxy Materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders.  This reduces duplicate mailings and saves printing and postage costs as well as natural resources.  We agree to deliver promptly, upon written or oral request, a separate copy of our Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered.  If you wish to receive a separate copy of our Proxy Materials, please contact Sanchez Energy Corporation, by writing to 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention: Gregory Kopel - Secretary, or by calling (713) 783-8000, and we will promptly deliver to you the requested material.  You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future.

Many banks, brokers, and other holders of record have instituted householding.  If you or your family have one or more beneficial ownership accounts, you may have received householding information from your bank, broker, or other holder of record in the past.  Please contact the holder of record directly if you have questions, require additional copies of the Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies.  You should also contact the holder of record if you wish to institute householding.  These options are available to you at any time.

 Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  As of the close of business on the Record Date, 84,765,134 shares of our common stock were issued and outstanding and entitled to be voted at the Annual Meeting.  The Company’s common stock, par value $0.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders.  Each share of common stock outstanding on the Record Date is entitled to one vote.

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.  If your shares are registered directly in your name with the Company’s transfer agent, then you are considered the stockholder of record with respect to those shares, and the Proxy Materials are being provided directly to you by our agent.  As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owners.  If your shares are held in a brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name,” and the Proxy Materials will be forwarded to you by your broker or nominee.  The broker or nominee is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker or nominee how to vote.  You are also invited to attend the Annual Meeting, however, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a proxy card from your broker or other agent.

 If I am a stockholder of record, how do I vote?

If you are a stockholder of record, you may vote by any of the following four methods:

•                  Internet.  Vote on the Internet at http://www.proxyvote.com.  Simply follow the instructions on the proxy card and you can confirm that your vote has been properly recorded.  Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 7:00 p.m. (Eastern Daylight Time) on Wednesday May 23, 2018, the day before the Annual Meeting.

•                  Telephone.  Vote by telephone by following the instructions on the proxy card.  Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded.  Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 7:00 p.m. (Eastern Daylight Time) on Wednesday May 23, 2018, the day before the Annual Meeting.

•                  Mail.  Vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.  If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted.  If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board.  If mailed, your completed and signed proxy card must be received by Wednesday May 23, 2018, the day before the Annual Meeting.

•                  Meeting.  You may attend and vote at the Annual Meeting.

 If I am a beneficial owner of shares held in “street name” how do I vote?

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other similar organization, you should have received a voting instruction card and voting instructions with these Proxy Materials from that organization rather than from us.  Simply complete and mail the voting instruction card to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a proxy from your brokerage firm, bank, dealer or other similar organization.  Follow the instructions from your brokerage firm, bank, dealer or other similar organization included with these Proxy Materials, or contact your broker, bank or other agent to request a proxy card.

 What am I being asked to vote on?

You are being asked to vote on four proposals:

•                  Proposal 1:  to elect two Class III directors for a term of three years;

•                  Proposal 2: to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock;

•                  Proposal 3:  to approve, on an advisory basis, the compensation of our named executive officers; and

•                  Proposal 4:  to ratify the selection of KPMG as the Company’s independent registered public accountants for 2018.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting.

 What are the recommendations of the Board?

The recommendations of the Board are set forth together with the description of each item in this Proxy Statement.  In summary, the Board recommends a vote as follows:

•                  FOR each of the two Class III director nominees;

•                  FOR approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock;

•                  FOR approval, on an advisory basis, of the compensation of our named executive officers; and

•                  FOR ratification of the selection of KPMG as the Company’s independent registered public accountants for 2018.

 Could other matters be decided at the Annual Meeting?

At the time this Proxy Statement was mailed, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  With respect to any other matter that properly comes before the Annual Meeting, the proxyholders will vote the Proxies as recommended by our Board or, if no recommendation is given, in their own discretion.

 What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  The presence, in person or by proxy, regardless of whether the proxy has authority to vote on all matters, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  On the Record Date, there were 84,765,134  shares outstanding and entitled to vote at the Annual Meeting.  Accordingly,

42,382,568  shares of our stock must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid Proxy vote or vote at the Annual Meeting.  Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting.

If a quorum is not present, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to reconvene at the same or some other place.  Notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At any adjourned meeting of stockholders at which a quorum is present, any business may be transacted that might have been transacted at the meeting of stockholders as originally notified.  If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, then the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

 What are abstentions?

Abstentions occur when stockholders are present in person or by proxy at the Annual Meeting but fail to vote or voluntarily abstain from voting on any of the matters upon which the stockholders are voting.

 What are “broker non-votes”?

Brokers who hold shares in “street name” for customers are required to vote shares in accordance with instructions received from the beneficial owners.  Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, custodian, nominee or other record holder of shares of our common stock indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.  Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

 Which ballot measures are considered “routine” or “non-routine”?

The election of Class III directors and the advisory vote to approve the compensation of our named executive officers are “non-routine” matters that could result in broker non-votes.  The vote to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock and the vote to ratify the selection of KPMG as the Company’s independent registered public accountants for 2018 are “routine” matters.

What vote is needed to approve each proposal and what are the effects of withheld votes, abstentions and broker non-votes?

The Class III directors will be elected by a plurality of the votes casts by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.  Stockholders may not cumulate their votes for the election of our directors.  The advisory vote to approve our named executive officers’ compensation and ratification of the selection of the Company’s auditors will require the vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.  The approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock will require the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes.

For purposes of the election of the Class III directors, withheld votes or broker non-votes will not have any effect on the outcome of the director elections.  For purposes of voting on the advisory vote to approve our named executive officers’ compensation, abstentions and broker non-votes will not have any effect on the outcome of voting for the proposal.  For purposes of voting on the ratification of the selection of the Company’s auditors, abstentions will not have any effect on the outcome of voting for the proposal.  For purposes of voting on the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock, abstentions and brokers non-votes will have the effect of a vote against the proposal.

 How are votes counted?

For purposes of the election of the Class III directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board.  For purposes of voting on the advisory vote to approve our named executive officers’ compensation, the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock and the ratification of the selection of the Company’s auditors, you may vote “for,” “against,” or “abstain.”

How will my shares be voted if I properly complete and submit a Proxy, but do not indicate any contrary voting instructions?

If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, then your shares will be voted as follows:

•                  FOR the election of the Class III directors named in this Proxy Statement as the Board’s nominees for election as directors;

•                  FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock;

•                  FOR the advisory vote to approve the compensation of our named executive officers; and

•                  FOR the ratification of the selection of KPMG as the Company’s independent registered public accountants for 2018.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted as recommended by our Board or, if no recommendation is made, in the discretion of the proxyholders.  The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

 Can I change my vote after submitting my Proxy?

If you are a stockholder of record, you may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation by submitting your vote electronically through the Internet or by telephone after the grant of the Proxy, or by signing and delivering to the Secretary of the Company a Proxy with a later date.  Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

If you are a beneficial owner, you should follow the instructions provided by your brokerage firm, bank, dealer or other similar organization.

 Directions to the Annual Meeting.

You may contact us at (713) 783-8000 for directions to the Annual Meeting.

PROPOSAL ONE. ELECTION OF DIRECTORS

The Board has nominated A. R. Sanchez, Jr. and Antonio R. Sanchez, III for election as Class III directors of the Company to serve for a three-year term to expire in 2021 and until either they are re-elected or their respective successors are elected and qualified.  Messrs. Sanchez, Jr. and Sanchez, III are currently serving as directors of the Company, and their biographical information is contained in the “Directors and Executive Officers” section below.

The Board has no reason to believe that Sanchez, Jr. and Sanchez, III will be unable or unwilling to serve if elected.  If either Messrs. Sanchez, Jr. or Sanchez, III becomes unable or unwilling to accept nomination or election, the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.

RECOMMENDATION OF OUR BOARD
The Board unanimously recommends that stockholders vote FOR the election of Messrs. Sanchez, Jr. and Sanchez, III.

DIRECTORS AND EXECUTIVE OFFICERS

As of the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”), the Board and the executive officers of the Company are:

Name	Age	Position
A. R. Sanchez, Jr.	75	Executive Chairman of the Board
Antonio R. Sanchez, III	44	Chief Executive Officer and Director
Gilbert A. Garcia(1)(2)(3)	54	Director
M. Gregory Colvin	58	Director
Alan G. Jackson(1)	74	Director
Sean M. Maher(1)(2)(3)	44	Director
T. Brian Carney(1)(2)(3)	52	Director
Robert V. Nelson, III(1)(2)(3)	42	Director
Howard J. Thill	59	Executive Vice President and Chief Financial Officer
Patricio D. Sanchez	37	Executive Vice President
Christopher D. Heinson	35	Senior Vice President and Chief Operating Officer
Kirsten A. Hink	51	Senior Vice President and Chief Accounting Officer
Gregory B. Kopel	46	Senior Vice President and General Counsel

(1)         Member of the Nominating and Corporate Governance Committee.

(2)         Member of the Audit Committee.

(3)         Member of the Compensation Committee.

The Board currently consists of eight members.  The directors are divided into three classes serving staggered three-year terms.  Each year, the directors of one class stand for re-election as their terms of office expire.  Messrs. Sanchez, Jr. and Sanchez, III are designated as Class III directors, and their terms of office expire on the date of the Company’s 2018 annual meeting of stockholders.  Messrs. Garcia, Maher and Nelson are designated as a Class I directors, and their terms of office expire on the date of the Company’s 2019 annual meeting of stockholders.  Messrs. Carney, Colvin and Jackson are designated as Class II directors, and their terms of office expire on the date of the Company’s 2020 annual meeting of stockholders.

Set forth below is biographical information about each of the Company’s directors, nominees for director and executive officers as of the filing of the Proxy Statement.

A. R. Sanchez, Jr. has served as our Executive Chairman of the Board since November 2012.  Mr. Sanchez, Jr. is the co-founder, Chief Executive Officer and Chairman of the Board of Directors of Sanchez Oil & Gas Corporation (“SOG”), a private oil and natural gas company founded in 1972 that engages in the exploration and development of oil and natural gas primarily in Texas and the onshore Gulf Coast areas on behalf of its affiliates.  SOG is an affiliate of the Company.  Mr. Sanchez, Jr. received his Bachelor of Arts and Doctor of Jurisprudence degrees from St. Mary’s University in San Antonio, Texas.  Mr. Sanchez, Jr. currently serves as president and director for the A. R. “Tony” and Maria J. Sanchez Family Foundation.  He is also a director and stockholder of International Bancshares Corporation, a member of the Board of Visitors and Membership/Board Development Task Force at the University of Texas MD Anderson Cancer Center, a member of the Board of Advisors at Rice University’s Baker Institute and a member of the Board of Trustees at Baylor College of Medicine.  Because Mr. Sanchez, Jr. has over 45 years of experience in the oil and natural gas industry as well as a comprehensive understanding of oil and gas operations, we believe that Mr. Sanchez, Jr. is qualified to serve as a director of the Company.  Mr. Sanchez, Jr. is the father of Mr. Antonio R. Sanchez, III, our Chief Executive Officer and member of the Board and Mr. Patricio D. Sanchez, our Executive Vice President.

Antonio R. Sanchez, III has served as our Chief Executive Officer since our formation in August 2011 and has been directly involved in the oil and gas industry for over 17 years.  Mr. Sanchez, III served as our Chairman of the Board from August 2011 to November 2012 and continues to be a member of our Board.  Mr. Sanchez, III also served as our President from August 2011 until October 2015.  Mr. Sanchez, III is also the co-president of SOG, which he joined in October 2001.  In his capacity as an officer of SOG, Mr. Sanchez, III manages all aspects of its daily operations, including exploration, production, engineering and land management.  In addition, Mr. Sanchez, III is a member of the board of directors of Sanchez Midstream Partners GP LLC (“SNMP GP”), the general partner of SNMP.  From 1997 to 1999, Mr. Sanchez, III was an investment banker specializing in mergers and acquisitions with J.P. Morgan Securities Inc.  From 1999 to 2001, Mr. Sanchez, III worked in a variety of positions, including sales and marketing, product development and investor relations, at Zix Corporation, a publicly traded encryption technology company listed on the Nasdaq Global Market.  Mr. Sanchez, III was a member of the board of directors of Zix Corporation from May 2003 until June 2014.  He earned a Bachelor of Business Administration degree from Georgetown University with a concentration in accounting and finance and a minor in economics and a Master of Business Administration degree from Harvard Business School.  Mr. Sanchez, III has significant experience managing oil and gas operations and being a member of the board of directors of a publicly traded company as well as extensive knowledge of the energy industry.  For these reasons, we believe that Mr. Sanchez, III is qualified to serve as a director of the Company.  Mr. Sanchez, III is the son of Mr. Sanchez, Jr., our Executive Chairman of the Board, and the brother of Mr. Patricio D. Sanchez, our Executive Vice President.

Gilbert A. Garcia has served as our director since December 2011 and is a Co-Chair of our Audit Committee, Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee.  Mr. Garcia is the Managing Partner of Garcia Hamilton & Associates, L.P., an institutional asset management firm, which he joined in 2002 and where he supervises all facets of the firm’s investment decisions.  Prior to joining Garcia Hamilton & Associates, L.P., Mr. Garcia worked at two other institutional asset management firms, Smith Graham & Company, where Mr. Garcia was most recently the Chief Investment Officer, and Cisneros

Asset Management, where he was most recently President.  Mr. Garcia started his professional career with Salomon Brothers specializing in mortgage-backed securities.  Mr. Garcia received his Bachelor of Arts degree in Economics from Yale University.  We believe that Mr. Garcia is well-qualified to serve as a member of our Board.  In addition to his professional experience, Mr. Garcia also has extensive experience serving in leadership positions of community organizations, including as the Chairman of the Metropolitan Transit Authority of Harris County, Texas.  We believe that Mr. Garcia’s executive experience, including through his service on community organizations, provides valuable financial and management experience that is critical to his ability to identify, understand and address the challenges and opportunities that we face as a public company.

M. Gregory Colvin has served as our director since March 2012.  Since April 2018, Mr. Colvin also serves as a director of Pure Acquisition Corp.  Mr. Colvin was the Managing Partner, Chief Operating Officer and Head of Investor Relations of Sankofa Capital, an investment management firm which he co-founded, from December 2011 to December 2016.  From 2007 until he joined Sankofa Capital, Mr. Colvin was a licensed broker affiliated with Bluffview Capital, LP, where he originated and raised capital for private equity and hedge fund clients.  From 1997 to 2006, Mr. Colvin was a Managing Director of the Private Funds Group at Donaldson, Lufkin & Jenrette Securities Corp. and Credit Suisse LLC.  Mr. Colvin started his professional career with Stephens Inc. specializing in placing primary and secondary fixed income products to institutional investors.  From January 1, 2017 through the present, Mr. Colvin has managed his personal investments.  Mr. Colvin received his Bachelor of Science in Business Administration degree from the University of Arkansas.  Mr. Colvin currently serves on the advisory board of the Sam M. Walton College of Business at the University of Arkansas.  We believe that Mr. Colvin is well-qualified to serve as a member of our Board.  In addition to his extensive experience in leadership positions at large financial institutions, Mr. Colvin has a substantive understanding of the upstream oil and gas industry and a financial background that gives him the ability to understand and analyze our business and our opportunities.

Alan G. Jackson has served as our director since November 2012 and is the Chair of our Nominating and Corporate Governance Committee.  Mr. Jackson is the Senior Commercial Producer at IBC Insurance Agency, Ltd. (“IBC”).  Mr. Jackson is the former co-owner of Inscorp, Inc., a leading commercial insurance agent/brokerage in South Texas, which was acquired by IBC in 2009.  Mr. Jackson received his Bachelor of Business Administration degree from Texas A&M University at Kingsville, Texas, and is a graduate of the University of Texas, McCombs School of Business’ Management Development Program.  We believe that Mr. Jackson is well-qualified to serve as a member of our Board because of his experience working with many land and mineral owners and their representative brokers, bankers and attorneys and with many oil and gas operators, non-operators, investors, service companies and logistics carriers in the energy industry throughout South Texas, including the Eagle Ford Shale.

Sean M. Maher has served as our director since November 2014 and is a Co-Chair of our Audit Committee and a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  Mr. Maher is the Senior Portfolio Manager of RCH Energy, an investment management firm, which he joined in June of 2008.  From 2006 until joining RCH Energy, Mr. Maher was an Executive Director at Morgan Stanley and the Head of Master Limited Partnership and Integrated Natural Gas Research.  From 2001 to 2006, Mr. Maher was a member of the Integrated Oils and Independent Refining Equity Research team for Morgan Stanley.  From 1999 to 2001, Mr. Maher was an analyst in the Energy Investment Banking team at Morgan Stanley.  Mr. Maher began his career at Morgan Stanley in 1997 within the Financial Reporting and Controllers Group that covered the Investment Banking business, including Mergers & Acquisitions, Equity Capital Markets, Debt Capital Markets and Private Equity.  Mr. Maher received both his Bachelor of Business Administration in Finance and his Master of Business Administration in Finance and Accounting degrees from Saint Bonaventure University.  We believe that Mr. Maher is well-qualified to serve as a member of our Board due to his extensive financial and energy experience.

T. Brian Carney has served as our director since May 2015 and is a member of our Nominating and Corporate Governance Committee, our Compensation Committee and our Audit Committee.  Mr. Carney is an attorney from Midland, Texas, where he has practiced law at the Law Office of Brian Carney since 1992.  His practice focuses on litigation in both state and federal courts.  Mr. Carney graduated from the University of Oklahoma with a Bachelor of Business Administration in Finance, and he received his Doctor of Jurisprudence from Oklahoma City University in 1991.  We believe that Mr. Carney is well-qualified to serve as a member of our Board due to his legal background and experience.

Robert V. Nelson, III has served as our director since August 2016 and is a member of our Compensation Committee, our Nominating and Corporate Governance Committee and our Audit Committee.  Mr. Nelson is the President and Chief Executive Officer of Sprint Energy Services (“Sprint”) and has held this position since July 2017.  Mr. Nelson previously served as the Chief Operating Officer of Sprint from September 2016 to July 2017.  From February 2016 through August 2016, Mr. Nelson managed personal investments.  Prior to joining Sprint, Mr. Nelson worked at C&J Energy Services, Ltd. (“C&J”) from March 2015 to January 2016, where he was Vice President of Corporate Operational Development.  In this capacity he was responsible for joint ventures and strategic partnerships with operators while assisting in the merger of certain operating units of Nabors Industries Ltd. (“Nabors”) with C&J.  Prior to joining C&J, Mr. Nelson served in positions of increasing importance within Nabors and its subsidiaries from 2006 to March 2015.  He began his career at Nabors in Corporate Development followed by successful assignments in Treasury, Nabors Drilling USA, and Nabors Well Services.  He was subsequently named Vice President and General Manager of the South Texas Region for Nabors Completion and Production Services, where he was responsible for directing this unit’s rapidly growing activity in the Eagle Ford Shale.  Mr. Nelson worked for UBS before beginning his career at Nabors.  He holds a Bachelor of Arts degree from the University of Texas at Austin and a Master of Business Administration degree from Rice University’s Jones Graduate School of Business.  We believe that Mr. Nelson is well-qualified to serve as a member of our Board due to his extensive experience that spans all areas of oil and natural gas exploration, drilling and production, including with respect to operations in the Eagle Ford Shale, our core area of focus.  We also believe Mr. Nelson’s unique service sector insight and perspective will greatly benefit the Board and management as we work to continuously improve operations and develop our plans for the future.

Howard J. Thill has served as our Executive Vice President and Chief Financial Officer since October 2016.  Prior to joining the Company, Mr. Thill served as Senior Vice President of Communications and Investor Relations at Devon Energy, where he was responsible for all investor relations activity and development of corporate messaging from May 2014 until October 2016.  Prior to Mr. Thill’s position at Devon Energy, he served as Vice President of Corporate, Government and Investor Relations at Marathon Oil Corp., where he was employed from January 2002 until April 2014.  Mr. Thill began his career with Phillips Petroleum Company in 1982 as a drilling fluids engineer and subsequently held positions of increasing responsibility in natural gas operations, federal and international tax, international finance and business development before moving to investor relations. Mr. Thill serves on the Oklahoma State University Foundation Board of Governors, is a member of the Oklahoma State University Alumni Association’s Leadership Counsel and is active in the National Investor Relations Institute Senior Roundtable.  Mr. Thill holds Bachelor degrees in Accounting and Marketing as well as a Master of Business Administration degree from Oklahoma State University.  In addition, he is a Certified Public Accountant.

Patricio D. Sanchez has served as our Executive Vice President since November 2016.  Mr. Sanchez also serves as President & Chief Operating Officer and a director of SNMP GP, which positions he has held since March 2017 and June 2015, respectively.  Mr. Sanchez served as Chief Operating Officer of Sanchez Production Partners GP, LLC from May 2015 through March 2017 when he was appointed President & Chief Operating Officer.  Mr. Sanchez has served as co-president of SOG since June 2014 and served as Executive Vice President prior to that from April 2010 to June 2014.  Mr. Sanchez has also been the managing member of Santerra Holdings, LLC, an oil and gas production company, since February 2012.  Mr. Patricio D. Sanchez is the brother of Mr. Sanchez, III, the Company’s Chief Executive Officer and member of the Board, and the son of A. R. Sanchez, Jr., the Executive Chairman of the Board.  Mr. Sanchez holds a B.A. from Bentley College and a Masters in Energy and Mineral Resources from the University of Texas at Austin.

Christopher D. Heinson has served as our Senior Vice President and Chief Operating Officer since March 2014.  Mr. Heinson served as the Company’s interim Chief Operating Officer from January 2014 to March 2014.  He joined the Company in March 2013 as the Senior Manager of Reservoir Engineering.  Prior to joining the Company, Mr. Heinson served as a Senior Development Planning Engineer for Occidental Petroleum Corporation’s Williston Basin division from May 2011 to March 2013, where he coordinated the development of hundreds of horizontal wells drilled in the Bakken Shale as well as overseeing forecasting and planning for Occidental Petroleum Corporation’s Williston Business Unit, and a Staff Reservoir Engineer for their Permian basin division from May 2007 to May 2011, where he was responsible for direct technical oversight of multiple fields in the Permian Basin.  Mr. Heinson received his Bachelor of Science in Petroleum Engineering degree from the University of Texas at Austin.

Kirsten A. Hink has served as our Senior Vice President and Chief Accounting Officer since January 1, 2015, and previously served as our Vice President and Principal Accounting Officer since March 2012.  Prior to joining us, Ms. Hink served as the Controller of Vanguard Natural Resources, LLC from January 2011 to February 2012, where she oversaw the company’s financial reporting and accounting.  From January 2010 to December 2010, she served as Assistant Controller of Mariner Energy, Inc. (“Mariner”), where she managed the revenue and production reporting as well as assisted with financial and bankruptcy reporting for the Edge Petroleum Corporation (“Edge”) properties that were acquired by Mariner.  She served as the Chief Accounting Officer for Edge from July 2008 through December 2009 and the Vice President and Controller for Edge from October 2003 through July 2008, where she oversaw the preparation of Edge’s financial statements.  Prior to that time she served as Controller of Edge from December 31, 2000 to October 2003 and Assistant Controller of Edge from June 2000 to December 2000.  Edge filed for Chapter 11 bankruptcy protection in October 2009.  Before joining Edge, she served as Controller of Benz Energy Inc., an oil and gas exploration company, from June 1998 to June 2000.  Ms. Hink received a Bachelor of Science in Accounting degree from Trinity University.  Ms. Hink is a Certified Public Accountant in the State of Texas.

Gregory B. Kopel has served as our Senior Vice President and General Counsel since December 2015.  Prior to joining the Company, Mr. Kopel focused on energy transactions, with an emphasis on mergers and acquisitions and joint ventures as Vice President and Associate General Counsel at Breitburn Energy Partners LP from April 2013 to December 2015 and in corporate legal positions at Linn Energy LLC from June 2010 to April 2013 and Occidental Petroleum Corporation from December 2005 to June 2010.  Mr. Kopel began his legal career working at two international law firms.  Mr. Kopel earned a B.A. in Government at the University of Texas at Austin, and a J.D. at the University of Houston.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation program for our named executive officers listed below.  This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to fiscal 2017, and certain decisions made with respect to 2018 compensation matters.

Named Executive Officer	Position
A.R. Sanchez, Jr.	Executive Chairman of the Board
Antonio R. Sanchez, III	Chief Executive Officer
Eduardo A. Sanchez	President(1)

Howard J. Thill	Executive Vice President and Chief Financial Officer
Christopher D. Heinson	Senior Vice President and Chief Operating Officer
Patricio D. Sanchez	Executive Vice President

(1)  Mr. Eduardo A. Sanchez was no longer with the Company effective as of November 15, 2017.

Background on Our Organizational Structure

Before reviewing our CD&A, it is important to understand our organizational structure and how it impacts our executive compensation program.  Initially we note that management and the Board have the added benefit of Mr. Sanchez, Jr., the Company’s full time Executive Chairman, who has a deep understanding of the cycles and challenges of the oil and gas industry from his over 45 years of experience in the industry.  The close working relationship between the Executive Chairman and the Chief Executive Officer gives the Board and the Company’s stockholders a strong leadership team that can address issues quickly and seamlessly.  Second, all of our executive officers are employed by SOG and provide services both to us and other affiliates of SOG (SOG together with its affiliates (other than the Company), the “Sanchez Group”) in their capacity as employees of SOG.  Our Compensation Committee determines and approves base salary and annual bonus amounts for the services our named executive officers provide to us as well as equity awards under the Third Amended and Restated 2011 Long Term Incentive Plan (the “Plan”).  SOG pays all base salary and annual bonus amounts to our named executive officers and, pursuant to the services agreement between us and SOG, we reimburse SOG for the portion of compensation expenses (including base salary, benefits, and annual bonuses) attributable to services provided to our business.  We estimate that during 2017, our named executive officers other than Patricio D. Sanchez dedicated approximately 100% of their professional time to providing services to us.  We estimate that during 2017, Patricio D. Sanchez dedicated approximately 50% of his professional time to providing services to us.

Say on Pay, Stockholder Engagement and Changes for 2018

At our annual meeting of stockholders held on May 24, 2017, our stockholders had the opportunity to cast an advisory vote on executive compensation.  At that meeting, approximately 47.3% of the votes cast by our stockholders (excluding broker non-votes) voted in support of our executive pay program.  The Compensation Committee considered the outcome of the vote and is taking decisive measures to adjust our executive compensation program to be responsive to the stockholder feedback we received and to be more consistent with favorable say-on-pay practices, such as structuring more of our named executive officers’ compensation to be performance based.  We increased the focus and intensity of our stockholder engagement as a result of the 2017 say-on-pay vote. Over the last year and continuing into 2018, members of the Board and of management have spoken to each of our largest active stockholders.  This was accomplished through a series of meetings and one-on-one discussions.  Through these exchanges, we gained greater appreciation for our stockholders’ views on compensation philosophies, annual incentives, long-term incentive targets, performance metrics and incentive designs.  Many of our investors’ concerns were and continue to be related to conditions our industry currently faces and our plans to successfully navigate these challenges.  Based upon this continuing dialogue with our investors, we are re-formulating the foundations of our long-term incentive program to address those concerns and better link desired performance outcomes, our reward practices and industry conditions.

November 2017 Action to Engage an Independent Compensation Advisor

In November 2017, Pearl Meyer, LLC (“Pearl Meyer”), a leading independent compensation consulting firm, was engaged as the Compensation Committee’s independent compensation consultant to assist the Compensation Committee in re-assessing the Company’s executive compensation programs and in guiding the Compensation Committee in its actions impacting 2018 executive compensation.  The Compensation Committee retained Pearl Meyer as its compensation consultant pursuant to its charter, which grants the Compensation Committee the authority to retain a compensation consultant.  The Compensation Committee has determined that no conflicts of interest exist with respect to Pearl Meyer’s consulting services for 2017 and 2018.  Pearl Meyer’s tasks in 2017 and 2018 were to:

•                  Assess the current and proposed peer group by management;

•                  Review the Company’s current compensation levels and proposals for 2018;

•                  Develop a properly sized new peer group and assess the bonus outcomes for 2017;

•                  Review the annual calendar and governance process in administering executive compensation; and

•                  Provide guidance and recommendations for assessing 2018 and ongoing compensation practices.

The current status and proposed actions for this improved process that will flow into full year 2018 and beyond are discussed in more detail below.  The Compensation Committee did not direct Pearl Meyer to perform its services in any particular manner or under any particular method.

Late 2017 and 2018 Activities and New Executive Compensation Program

Beginning in November 2017, Pearl Meyer provided the Compensation Committee with further insight on current pay practices to ensure that our compensation approach on a go-forward basis effectively balances competitive market practices, stockholder expectations, best-practice governance standards and more effectively links our business strategy, from a compensation practice standpoint, to financial and operational performance outcomes.  Pearl Meyer reports directly to the Compensation Committee, although its representatives may meet with management from time-to-time.

In late 2017, the Compensation Committee, working with Pearl Meyer and our management, established a new peer group that was used to assess compensation norms for the annual review of salaries, the annual cash bonus payout and the formulation of the 2018 grants under the Plan.

The Benchmarking Process

Based upon (1) industry surveys SOG participates in each year, (2) Pearl Meyer’s database, (3) survey data from 2017 proxy filings of comparably-sized companies and (4) a market review conducted by Pearl Meyer in late 2017, the Compensation Committee established the following peer group, which the Compensation Committee believes more closely matches the Company’s revenue and revenue projections than the peer group previously used by the Company.

Cabot Oil and Gas Corp.	Energy XXI Gulf Coast, Inc.	Newfield Exploration Co.

Carrizo Oil & Gas Inc.	EP Energy Corporation	Oasis Petroleum Inc.

Cimarex Energy Co.	Halcon Resources Corp.	Resolute Energy Corp.

Comstock Resources, Inc.	Laredo Petroleum Inc.	SM Energy Company

Denbury Resources, Inc.	Matador Resources Co.	WPX Energy, Inc.

Diamondback Energy Inc.	Murphy Oil Corporation

Work on a New Long-Term Incentive Plan

As part of Pearl Meyer’s initial review of the types of plans in place in the competitive market with management and the Compensation Committee, it was determined that the use of operational and financial measures reflecting the Company’s long-term performance would provide more line-of-sight criteria for compensation and, therefore, a more direct link between these performance outcomes, equity performance and compensation opportunities.

Following working sessions, strategy discussions and reviews of other programs in the industry, the Compensation Committee decided to modify the Company’s executive compensation program starting in 2018.  Working with the Compensation Committee and Pearl Meyer, management has identified and is reviewing, modeling, assessing and formalizing the measures with formal long-term performance goals that are both operational and financial.

The 2018 compensation program that is currently under development is expected to involve:  (1) increasing the amount or percentage of the total Plan grants that are represented by performance-based awards (“PSUs”); (2) reviewing and compiling potential financial and operating performance measures that directly or indirectly impact the balance sheet and net value of the Company; and (3) identifying other metrics that are within the control or line-of-sight of our management.

Under the new 2018 compensation program, at least 50 percent of our named executive officers’ long-term equity awards is expected to be directly linked to the achievement of specific performance goals.  The awards linked to specific performance goals are expected to be in the form of PSUs, whose value will be based upon the achievement of defined goals measured for each calendar year for a three-year performance period (2018-2020).  These goals may depend only upon our performance or our performance relative to our peers or a different industry group.

We anticipate completing this process in time to adopt a new compensation program for the 2018 Plan grants.  Management, the Compensation Committee and the Board are all committed to formalizing the measures, the specific goals within these measures and the actual award opportunities as soon as possible during 2018.

The Compensation Committee believes that a more structured and measurable performance-based equity program will better align management with shareholder interests.  After careful consideration, the Compensation Committee expects to establish operating and financial metrics it believes will drive greater returns and value for our stockholders.

Listed below are a number of key metrics that we believe will drive our 2018 long-term compensation program, including when determining the final value of PSUs  – our leverage ratio, our reserve replacement ratio, operating costs and safety.  Each of these metrics will be measured against a pre-established range of outcomes.

Leverage Ratio

With the volatility surrounding oil prices investors are very keen on companies being able to deleverage, which made this metric a top priority, together with its planned management and reduction over time.  We believe that improving the leverage ratio will demonstrate our progress in strengthening the balance sheet.

Reserve Replacement Ratio

As an unconventional shale company operating in a constantly depleting asset base or region, it is crucial for the Company to continue to organically replace its production with proved future reserves.

Operating Cost

Minimizing operating costs is crucial to improving the Company’s margins and driving cash flows.  Lifting costs per barrel and other measures reflect directly on our production efficiency and profitability.  We expect to identify the most applicable measure and set goals intended to maintain or increase these margins by lowering our costs to deliver hydrocarbons.

Safety

To ensure management does what it can to create a safe work environment with limited incidents given our large operated position and multiple partners, specific long-term goals will be established that may include total incident rate, position in the industry regarding total recordable incident rates and related measures.

Compensation Mix and Realized Pay

Compensation Mix

The chart below shows the mix of compensation provided in 2017 to our Chief Executive Officer.  As our Chief Executive Officer (and other named executive officers) have a smaller percentage of fixed compensation than most of the Company’s competitors, the compensation mix is highly variable.  References to “LTI” below refer to long-term incentive awards under the Plan.

Realized Pay Charts

We believe realized pay charts are helpful in assessing what an executive actually receives when their awards mature versus the awards’ value at grant.  The charts below show the difference between the total compensation disclosed in the section titled “Summary Compensation Table” of this Proxy Statement, which includes the value of unvested awards, and “realized” pay resulting from the value of vested equity awards for our Chief Executive Officer.  The difference in the grant date fair value of Plan awards versus the value of vested Plan awards for our named executive officers is similar to that of our Chief Executive Officer shown below.

(1) Represents the percentage realized of the reported equity value in the section titled “Summary Compensation Table” of this Proxy Statement.

The “Realized” compensation shown in the charts above reflects the base salary received in the applicable year, annual incentives paid in the subsequent year for performance during the applicable year, and long-term incentive awards that vested during the applicable year valued at year end of the applicable year.  The “SCT” compensation shown in the charts above reflects the compensation disclosed in the section titled “Summary Compensation Table” of this Proxy Statement.  The high variability or tie-back to stock price performance is exemplified in these charts.  “TSR” in the chart above stands for total shareholder return which shows and is calculated by share price at the beginning versus the end of the year.  The TSR line demonstrates how tightly the Plan and the compensation associated with maturing value of Plan awards are tied to stock price performance.

Our Compensation Program and Philosophy for 2017

The discussion below reflects our philosophy, practices, programs and policies in 2017 (and recent prior years).  For changes to our philosophy, practices, programs and policies in late 2017 and 2018 please see “Say on Pay, Stockholder Engagement and Changes for 2018” and “Late 2017 and 2018 Activities and New Executive Compensation Program.”

We are committed to paying-for-performance and our executive compensation philosophy seeks to (i) motivate Sanchez Group employees to perform at the highest level consistent with our core values, (ii) reward those high performing employees, and (iii) retain and attract top talent.  More particularly, the cash and benefit portions of our executive compensation program are designed to attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment, to properly motivate management in a way that aligns their interests with those of our stockholders, and to reward success in reaching performance goals. Our equity award program ensures that a substantial portion of each named executive officer’s compensation is directly tied to our share price performance, which further aligns the interests of our named executive officers with those of our stockholders.

Summary of Our Executive Compensation Practices

The following practices and policies in our program promote sound compensation governance and are in the best interests of our stockholders and executives:

WHAT WE DO	WHAT WE DON’T DO

Heavy emphasis on variable (“at-risk”) compensation	No supplemental executive retirement plans

Stock ownership policy	No history of re-pricing equity awards

Clawback contract provisions	No option or stock appreciation rights granted below fair market value

Engage an independent compensation consultant	No employment agreements

No tax gross ups

Elements of Executive Compensation

There are three primary elements of compensation that are used in our executive compensation program—base salary, annual cash bonuses and long-term equity incentive awards. Annual cash bonuses and equity incentive awards represent the at-risk elements of compensation intended to drive performance.  They are also flexible in application and can be tailored to meet our objectives for the applicable year.  Prior to 2018 and except as described under “Say on Pay, Stockholder Engagement and Changes for 2018” and “Late 2017 and 2018 Activities and New Executive Compensation Program,” we did not have any specific policies regarding the allocation of compensation between either long- or short-term compensation, or cash and non-cash compensation.  The determination of each named executive officer’s cash bonus reflects their relative contribution to achieving or exceeding annual Company goals, while the long-term incentive award determination is based on their expected contribution in respect of longer term performance objectives.

Element	Objective	Key Features

Base Salary	• Provide base compensation that is competitive for each position to reward and motivate individual performance

•                 Targeted to be in a competitive range compared to similarly situated executives at our peer companies

•                 Increased or decreased depending on responsibility, experience, and skill of each executive and their respective position

Annual Cash Bonuses	• Reward executives for the achievement of short-term Company objectives	• Variable compensation payable only in connection with achievement of strategic and financial goals • Rewards individual contributions to Company success

Long-Term Equity Incentive Awards	• Align executive interests with those of our stockholders • Tie value of compensation to long-term share price performance • Reinforce executive retention • Provide share ownership opportunities

•                 The value of time-vested restricted and phantom stock granted increases or decreases as the value of our shares increases or decreases, incentivizing our executives to build long-term sustainable growth

•                 The value of PSUs is based on the level of achievement of the performance objective(s) during the performance period

•                 Multi-year vesting periods, which encourage long-term retention

Our Decision-Making Process

The Compensation Committee oversees the executive compensation program for our named executive officers. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which is available on the Company’s website at http://investor.sanchezenergycorp.com/phoenix.zhtml?c=248475&p=irol-govHighlights.

The Role of the Compensation Committee.

The Compensation Committee reviews, assesses and monitors the performance, and regularly reviews the design and function, of the Company’s incentive compensation arrangements to ensure that any risk-taking incentives are consistent with regulatory guidance and the safety and soundness of the organization.  The Compensation Committee is responsible for assessing and approving the total compensation paid to the CEO and other named executive officers. The Compensation Committee is responsible for determining whether the compensation paid to each of these executives is fair, reasonable and competitive, and whether the compensation program serves the interests of the Company’s stockholders.

Role of Executive Officers in Setting Executive Compensation.

The Executive Chairman and CEO make recommendations to the Compensation Committee for each of the named executive officers based on the Executive Chairman’s and CEO’s assessment of each executive’s personal performance, as well as the achievement of the overall Company goals for the fiscal year.  The Compensation Committee reviews the recommendations, makes adjustments as it determines appropriate, and approves compensation at its sole discretion.

Role of Compensation Consultants.

For 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant.  Meridian reported directly to the Compensation Committee, although its representatives may also meet with management from time to time.  The Compensation Committee did not direct Meridian to perform its services in any particular manner or under any particular method.  During 2017, Meridian assisted the Compensation Committee with the following:

•                  Developing a peer group for reviewing executive and outside director market compensation practices;

•                  Conducting a competitive market analysis of executive compensation for our named executive officers;

•                  Conducting a competitive market analysis of compensation for our outside directors;

•                  Providing an update on executive compensation trends and developments; and

•                  Providing consulting on other matters pertaining to executive compensation as requested by the Compensation Committee during the year.

The Compensation Committee evaluates its compensation consultant annually to determine its independence.  The Compensation Committee has determined that no conflicts of interest exist with respect to Meridian’s consulting services for 2017.  The factors considered by the Compensation Committee in conducting this analysis are as follows:

•                                          The provision of other services to us by Meridian, if any;

•                                          The amount of fees received from us by Meridian as a percentage of Meridian’s total revenue;

•                                          The policies and procedures of Meridian that are designed to prevent conflicts of interest;

•                                          Any business or personal relationship of Meridian or its consultants with a member of the Compensation Committee;

•                                          Any stock of the Company owned by Meridian’s consultants; and

•                                          Any business or personal relationship of Meridian or its consultants with any of our executive officers.

Use of Market Data and Peer Comparisons

As part of the compensation setting process for 2017, the Compensation Committee (i) examined the compensation practices of our peer companies; (ii) reviewed compensation information from the oil and gas industry; and (iii) reviewed relevant compensation surveys, including data provided by Meridian.

Each year the Compensation Committee reviews and revises as it determines appropriate the peer group companies with which we compete for executive talent so that we could use compensation types and levels paid across the peer group as a reference point for assessing the allocated portion of executive compensation set by the Compensation Committee as well as the type, volume and terms of our equity compensation grants for the year. Meridian assisted the Compensation Committee with the development of the peer group of companies for 2017. The criteria used by the Compensation Committee for inclusion in our peer group included U.S.-based public companies focused on oil and gas exploration and production with similarly sized assets, market value and enterprise value, with the Company falling within a reasonable range of the median of the group. The peer group used by the Compensation Committee in analyzing 2017 named executive officers’ compensation was as follows:

Cabot Oil & Gas Corporation	EP Energy Corporation	QEP Resources, Inc.
Cimarex Energy Co.	Murphy Oil Corporation	Range Resources Corporation
Continental Resources, Inc.	Newfield Exploration Corporation	Rice Energy Inc.
Denbury Resources Inc.	Noble Energy, Inc.	Southwest Energy Company
Energen Corporation	Oasis Petroleum Inc.	Whiting Petroleum Corporation

The Compensation Committee reviewed data regarding both total compensation and each element of compensation paid to similarly situated executives at the peer group companies and data from an E&P compensation survey prepared by Meridian and other market data when evaluating compensation paid to our named executive officers and our equity grant types and amounts.  Our Compensation Committee believes that providing compensation opportunities within a competitive range of our peer group will ensure we can attract and retain talented executive officers with the expertise and dedication required for our Company to excel.

The Executive Compensation Program in Detail

Provided below is a review of the Compensation Committee’s determinations of base salary, annual cash bonuses, and long-term equity incentive stock awards for our named executive officers for 2017 and 2018 as of the date of our proxy materials.

Base Salary.

Our Compensation Committee establishes base salary levels for each of our named executive officers.  The Compensation Committee reviews the named executive officers’ base salaries on an annual basis and makes adjustments as necessary to maintain a competitive executive compensation structure.  Our Compensation Committee also reviews and adjusts, as appropriate, base salaries in connection with a promotion or other change in responsibility of our named executive officers.

For 2017, the Compensation Committee elected to leave base salary levels for the named executive officers unchanged from 2016, except Mr. Heinson, who received a slight base salary increase from $400,000 to $412,000.  The Compensation Committee determined that this increase in base salary was appropriate to compensate Mr. Heinson for acquiring additional responsibility over the last several years and for attaining cost-reductions for the Company and to ensure pay equity among our named executive officers.  Mr. Patricio D. Sanchez’ base salary remained unchanged from 2016 to 2017 but that portion of his base salary allocated to us increased in 2017 due to his expanded role at the Company, including his assistance on closing the Comanche Transaction and management of SN EF UnSub, LP (“SN UnSub”), as well as his first full year of service to the Company in 2017.

For 2018, the Compensation Committee elected to leave base salary levels for our Executive Chairman and Chief Executive Officer unchanged from 2017.  The Compensation Committee elected to increase the base salaries of our Chief Financial Officer and Chief Operating Officer from $450,000 to $475,000 and $412,000 to $450,000, respectively, to better align these executives’ compensation with those in similar roles at our peers.  In addition, Mr. Patricio D. Sanchez’ base salary was increased by the Compensation Committee from $250,000 to $300,000 from 2017 to 2018 due to his expanding involvement at the Company, including his assistance on closing the Comanche Transaction and management of SN EF UnSub, and the increased percentage of his time spent on our matters.

Name	2016 Base Salary		2017 Base Salary		2018 Base Salary
A.R. Sanchez, Jr.	$650,000		$650,000		$650,000
Antonio R. Sanchez, III	$650,000		$650,000		$650,000
Eduardo A. Sanchez	$650,000		$519,583	(1)	$—
Howard J. Thill	$103,125	(2)	$450,000		$475,000
Christopher D. Heinson	$400,000		$412,000		$450,000
Patricio D. Sanchez	$—	(3)	$250,000	(3)	$300,000	(3)

(1)         Mr. Eduardo A. Sanchez was no longer with the Company effective as of November 15, 2017.  During 2017 Mr. Eduardo A. Sanchez’ base salary was set at $650,000 per year.  The salary reported above for 2017 reflects the base salary he was actually paid for services provided to us during his partial year as our President in 2017.

(2)         Mr. Thill was appointed as our Executive Vice President and Chief Financial Officer on October 10, 2016, and his fiscal year 2016 base salary rate was set at $450,000 per year.  The salary reported above for 2016 reflects the base salary he was actually paid for services provided to us during his partial year as our Executive Vice President and Chief Financial Officer in 2016.

(3)         Mr. Patricio D. Sanchez was appointed as an Executive Vice President of the Company effective November 3, 2016.  Mr. Patricio D. Sanchez became a named executive officer in 2017.  During 2017 and 2018, slightly less than half of his base salary was or will be allocated to us.  The amounts reported above for 2017 and 2018 reflect only that portion of his base salary attributable to us.

Annual Cash Bonus Awards.

Annual cash bonus awards are determined based on qualitative assessment of financial and individual performance achievements. The Compensation Committee and SOG review bonus awards for our named executive officers annually to determine award payments for the current fiscal year.

With regard to the annual cash bonus awards made for 2017, the Compensation Committee and SOG took a number of factors into account in making its award decisions:

•                  2017 production of ~70,320 Boe/d, representing an ~31% increase over the prior year;

•                  Proved reserves of ~363 MMBoe at year end 2017, an ~88% increase over the prior year;

•                  Increase in the projected Comanche drilling inventory by ~800 gross (~200 net) locations from March 1, 2017 to year-end 2017;

•                  Full year 2017 revenues of ~$740 million;

•                  ~2,165 gross producing wells at year end 2017;

•                  Strong safety record of ~0.88 TRIR for 2017;

•                  Over ~$2.5 billion in total assets at year-end 2017, an ~85% increase over the prior year;

•                  Closing of the ~$2.1 billion Comanche Transaction during 2017;

•                  Successful early integration of the Comanche asset with 147 Comanche wells brought on line during 2017;

•                  Disposition of three non-core properties during 2017;

•                  2017 cash flows from operating activities of approximately ~$292 million, an ~60% increase from the prior year;

•                  The materially larger asset base and production profile than many of our peers due to the Company’s operation of the entire Comanche asset;

•                  Bonus opportunities and actual bonuses paid by the Company’s peer group and competitors, including competitive bonus plans’ payout opportunity ranges; and

•                  Performance of each of the named executive officers.

This effort and the outcomes above were reviewed and validated as superior performance consistent with maximum bonus awards to our named executive officers.  The Compensation Committee, in reviewing and determining the actual bonuses to be paid, with the input of Pearl Meyer, took into account the current base pay levels of our most senior executives in determining these awards as comparable to the third quartile of target bonus plus base salaries paid to comparable positions in the new peer group.

On February 11, 2018, our Compensation Committee awarded Messrs. Thill and Heinson a cash bonus of $650,000 each for their work and efforts during 2017 and, on February 12, 2018, our Compensation Committee awarded Messrs. Sanchez, Jr. and Sanchez III a cash bonus of $2,200,000 each and, Mr. P. Sanchez a cash bonus of $1,250,000 for their work and efforts during 2017.

Long-Term Incentive Compensation.

We adopted the Plan in order to have the flexibility to grant equity and equity-based awards to employees (including Sanchez Group employees), officers, consultants and directors who perform services for us.  Each of our named executive officers is eligible to receive awards under the Plan, which is administered by the Compensation Committee.

Our Plan allows for the grant of restricted shares, phantom shares, share options, share appreciation rights and other share-based awards.  The purpose of awards under our Plan is to provide additional incentive compensation to individuals providing services to us and to align the economic interests of such individuals with the interests of our stockholders.  Our Plan limits the number of shares that may be delivered under the Plan to 17,239,790 shares of our common stock plus, upon the issuance of additional shares of common stock after April 15, 2016, an additional number of shares equal to 15% of such issuance or such lesser number determined by the Compensation Committee.

Our Compensation Committee determines any awards granted under our Plan.  With regard to the awards granted during 2017, the Compensation Committee took a number of factors into account, including:

•                  The operational metrics for 2017 that are set forth in the discussion of “Annual Cash Bonus Awards” above;

•                  Closing of the ~$2.1 billion Comanche Transaction during 2017;

•                  The magnitude of the efforts associated with the integration of the Comanche asset and the key role our named executive officers play in such integration efforts, including, but not limited to:

o                ~ 1,000 net additional drilling opportunities;

o                An additional net ~33,500 Boe/d of acquired production;

o                An increase in net acres of ~77,500; and

o                An additional net ~150 MMBoe of proved reserves;

•                  The overall materially larger asset base and production profile of the Company following the Comanche Transaction; and

•                  Performance of each of the named executive officers.

In making its determination on awards granted during 2017, the Compensation Committee gave special consideration to the transformative and accretive nature of the Comanche Transaction, which was the largest transaction in the Company’s history.  The Compensation Committee focused not only on the benefits of the transaction to the Company, but the many obstacles, such as the amount of financing secured relative to the Company’s market capitalization, that the named executive officers were able to overcome to complete this transformative transaction.

The table below shows the values approved by the Compensation Committee in 2017.

2017 Individual Targeted Grant Value Award Amount
Named Executive Officers	Targeted Grant Value Award Amount
A. R. Sanchez, Jr.	$8,490,001
Antonio R. Sanchez, III	$8,490,001
Eduardo A. Sanchez	$8,490,001
Patricio D. Sanchez	$3,000,000
Howard J. Thill	$2,308,000
Christopher D. Heinson	$2,830,012

In 2017, we granted Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, P. Sanchez, Thill and Heinson 245,234, 245,234, 245,234, 86,655, 100,000 and 81,745, respectively, shares of both restricted and phantom stock, which vest in equal installments over five years for each of Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, P. Sanchez and Heinson and in equal installments over three years for Mr. Thill, in each case subject to continuous service with us through each vesting date.

In addition, in 2017, we granted Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, P. Sanchez and Heinson 245,234, 245,234, 245,234, 86,655 and 81,745 target phantom shares of performance phantom stock units, respectively.  These PSU awards are payable in shares of our common stock.  The PSUs will vest (if any) in equal annual increments over a five-year period ranging from 0% to 200% of the target phantom shares granted based on our share price appreciation relative to the share price appreciation of the S&P Oil & Gas Exploration & Production Select Industry Index for each year in the five-year performance period beginning on January 1, 2017 and ending on December 31, 2021 (the “Performance Conditions”), subject to the officer’s continuous service with us through each vesting date.  With respect to the period performance period beginning on January 1, 2017 and ending on December 31, 2017, which is the first measurement period, in February 2018 the Compensation Committee determined that the threshold level of the Performance Conditions was not met and as a result no payments were made under the PSUs for that measurement period.

The chart below shows the median weighted percentage of the target grant value for our named executive officers:

During the year ended December 31, 2017, our named executive officers were granted shares of restricted, phantom and performance phantom stock as indicated in the following table:

Award Recipient	Vesting Schedule	Number of Shares Granted During 2017
A.R. Sanchez, Jr. (1)
Restricted Stock	5 year	245,234
Phantom Stock	5 year	245,234
Performance Phantom Stock	5 year	245,234
Antonio R. Sanchez, III (2)
Restricted Stock	5 year	245,234
Phantom Stock	5 year	245,234
Performance Phantom Stock	5 year	245,234
Eduardo Sanchez (3)
Restricted Stock	5 year	245,234
Phantom Stock	5 year	245,234
Performance Phantom Stock	5 year	245,234
Howard J. Thill (4)
Restricted Stock	3 year	100,000
Phantom Stock	3 year	100,000
Christopher D. Heinson (5)
Restricted Stock	5 year	81,745
Phantom Stock	5 year	81,745
Performance Phantom Stock	5 year	81,745
Patricio D. Sanchez (6)
Restricted Stock	5 year	86,655
Phantom Stock	5 year	86,655
Performance Phantom Stock	5 year	86,655

(1)      Includes 245,234 shares of restricted and 245,234 shares of phantom stock granted on March 1, 2017 vesting in equal annual increments over a five-year period and 245,234 shares of performance phantom stock granted on March 1, 2017 vesting in five annual installments subject to satisfaction of the Performance Conditions.

(2)      Includes 245,234 shares of restricted and 245,234 shares of phantom stock granted on March 1, 2017 vesting in equal annual increments over a five-year period and 245,234 shares of performance phantom stock granted on March 1, 2017 vesting in five annual installments subject to satisfaction of the Performance Conditions.

(3)      Includes 245,234 shares of restricted and 245,234 shares of phantom stock granted on March 1, 2017 vesting in equal annual increments over a five-year period and 245,234 shares of performance phantom stock granted on March 1, 2017 vesting in five annual installments subject to satisfaction of the Performance Conditions. In connection with Mr. E. Sanchez’s departure from the Company, the vesting of all 245,234 shares of restricted and 245,234 shares of phantom stock granted to him on March 1, 2017 were accelerated to November 15, 2017.  In addition, Mr. E. Sanchez retained his 245,234 target shares of performance phantom stock granted on March 1, 2017 and is eligible for pro-rata vesting in accordance with the terms unrelated to employment set forth therein, as described under “Potential Payments Upon Termination or Change in Control.”

(4)         Includes 100,000 shares of restricted and 100,000 shares of phantom stock granted on March 1, 2017 vesting in equal annual increments over a three-year period.

(5)         Includes 81,745 shares of restricted and 81,745 shares of phantom stock granted on March 1, 2017 vesting in equal annual increments over a five-year period and 81,745 shares of performance phantom stock granted on March 1, 2017 vesting in five annual installments subject to satisfaction of the Performance Conditions.

(6)         Includes 86,655 shares of restricted and 86,655 shares of phantom stock granted on March 1, 2017 vesting in equal annual increments over a five-year period and 86,655 shares of performance phantom stock granted on March 1, 2017 vesting in five annual installments subject to satisfaction of the Performance Conditions.

Other Practices, Policies and Guidelines

Stock Ownership and Retention Policy

In April 2016, our Board adopted a formal written stock ownership and retention policy applicable to our non-executive directors and certain of our executive officers.  The policy requires our non-executive directors and certain of our executive officers to acquire and retain a minimum level of stock ownership within five years of the effective date of the guidelines or their appointment as executive officers or directors, whichever is later.  Our Executive Chairman and Chief Executive Officer must acquire and retain shares of our common stock equal to at least five times their annual base salary; our Chief Financial Officer and Chief Operating Officer must acquire and retain shares of our common stock equal to at least three times their annual base salary; and our directors who are not also executive officers must acquire and retain shares of our common stock equal to at least five times their annual retainer.  Until the applicable minimum level of stock ownership is achieved, the executive officers or directors must retain all net shares obtained through the Plan (after payment of taxes and exercise price, if applicable).  The stock ownership and retention policy provides that any failure to comply with the policy may be taken into account by the Company and the Compensation Committee in connection with compensation decisions, promotion opportunities and other related events to the extent that the Company and the Compensation Committee determine appropriate.

Clawback Policy

Our Board has adopted a clawback policy under which our Board has the right to cause the reimbursement by a current or former executive officer of the Company of certain incentive compensation if the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the Company’s financial statements.  Incentive compensation subject to the policy includes all cash, equity or equity-based awards made pursuant to the Plan or any other formal or informal plan, adopted currently or in the future.  Our Board may exercise this right regardless of the occurrence or absence of any fraud or responsibility on the part of any current or former executive officer.

Severance and Change in Control Benefits

Other than the severance and Change in Control benefits provided under the Plan and our award agreements discussed in “Potential Payments Upon Termination or Change in Control,” we do not provide any severance or change of control benefits to our executive officers.  We view the limited benefits that we do provide as necessary to attract and retain executive talent in a highly competitive market and provide continuity of management in the event of an actual or contemplated change of control.

Other Benefits

SOG does not maintain a defined benefit pension plan for its executive officers because it believes such plans primarily reward longevity rather than performance.  SOG provides a basic benefits package generally to all employees, which includes a 401(k) plan and health, disability and life insurance.  SOG employees who provide services to us under the service agreement remain entitled to these benefits from SOG.

Employment Agreements

Neither SOG nor the Company has entered into any employment agreements with any of our named executive officers.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to certain “covered employees” unless certain exceptions are met, such as the exception for qualified performance-based compensation. Pursuant to the Tax Cuts and Jobs Act of 2017, as of January 1, 2018 the $1 million annual deduction limitation under Section 162(m) applies to compensation paid to any individual who serves as the Chief Executive Officer, Chief Financial Officer or qualifies as one of the other three most highly compensated executive officers in 2017 or any later calendar year and the exception under Code Section 162(m) for qualified performance-based compensation was eliminated.  Although we did not award performance-based compensation (within the meaning of Section 162(m) of the Code), Compensation Committee takes the potential tax deductibility of compensation into consideration under Section 162(m) of the Code into consideration, along with many other factors, when making compensation decisions.

Relation of Compensation Policies and Practices to Risk Management

SOG’s and our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level.  In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking.  Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach performance thresholds that qualify them for additional compensation.

From a risk management perspective, our policy is to conduct our commercial activities within pre-defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking.  We also routinely monitor and measure the execution and performance of our projects and acquisitions relative to expectations.

SOG’s and our compensation arrangements and our Plan contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results.  Those elements include delaying the rewards and subjecting such rewards to forfeiture for terminations related to violations of its risk management policies and practices or of our Code of Business Conduct and Ethics.

In combination with our risk-management practices, we do not believe that risks arising from our or SOG’s compensation policies and practices for individuals providing services to us are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with management.  Based on this review and discussion, the Compensation Committee of our Board of Directors has approved the Compensation Discussion and Analysis for inclusion in this Proxy Statement.

Compensation Committee of
the Board of Directors of
Sanchez Energy Corporation

Gilbert A. Garcia, Chairperson
T. Brian Carney, Member
Sean Maher, Member
Robert V. Nelson, III, Member

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2017, 2016, and 2015.  All amounts included in the table below were determined by our Compensation Committee and paid by SOG, except awards of restricted, phantom, performance accelerated restricted and performance accelerated phantom stock granted under our Plan, which were granted by our Compensation Committee alone.  The amounts reported in the table below represent only amounts paid for services provided to us and do not include amounts paid by SOG to our named executive officers for services provided to other entities, including SOG.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation (4)(5)	Total
A. R. Sanchez, Jr.	2017	$650,000	$2,200,000	$10,534,272	$59,252	$13,443,524
Executive Chairman of the Board	2016	$650,000	$2,000,000	$4,902,279	$77,172	$7,629,451
	2015	$650,000	$2,000,000	$5,421,000	$130,569	$8,201,569

Antonio R. Sanchez, III	2017	$650,000	$2,200,000	$10,534,272	$204,083	$13,588,355
Chief Executive Officer	2016	$650,000	$2,000,000	$3,676,709	$75,480	$6,402,189
	2015	$650,000	$1,750,000	$3,753,000	$159,664	$6,309,544

Eduardo A. Sanchez	2017	$519,583	$—	$10,534,272	$79,204	$11,133,059
President	2016	$650,000	$2,000,000	$3,431,599	$53,628	$6,135,227
	2015	$72,958	$500,000	$2,919,000	$2,422	$3,494,380

Howard J. Thill	2017	$450,000	$800,000	$2,394,000	$100,030	$3,744,030
Executive Vice President and Chief Financial Officer	2016	$103,125	$250,000	$2,929,500	$1,016	$3,283,641

Christopher D. Heinson	2017	$412,000	$650,000	$3,511,438	$17,791	$4,591,229
Senior Vice President and Chief Operating Officer	2016	$400,000	$600,000	$3,695,000	$18,636	$4,713,636
	2015	$250,000	$300,000	$2,731,500	$18,492	$3,299,992

Patricio D. Sanchez	2017	$250,000	$1,250,000	$3,722,352	$21,584	$5,243,936
Executive Vice President

(1)         Mr. Eduardo A. Sanchez was appointed as our President on October 1, 2015 and was no longer with the Company effective as of November 15, 2017.  The salary reported for 2015 and 2017 above reflects the base salary he was paid for services provided to us during his partial year as our President in 2015 and 2017, respectively.  Mr. Thill was appointed as our Executive Vice President and Chief Financial Officer on October 10, 2016.  The salary reported above for 2016 reflects the base salary he was actually paid for services provided to us during his partial year as our Executive Vice President and Chief Financial Officer in 2016. Mr. Patrico D. Sanchez was appointed as an Executive Vice President of the Company effective November 3, 2016 and became a named executive officer in 2017.

(2)         On February 16, 2018, our Compensation Committee awarded each of Messrs. Sanchez, Jr. and Sanchez III a cash bonus of $2,200,000, Mr. P. Sanchez a cash bonus of $1,250,000 and each of Messrs. Thill and Heinson a cash bonus of $650,000 for their work and efforts during 2017, which are reported as 2017 compensation in the table above in accordance with SEC rules.  In 2017, Mr. Thill also received one-half of a $300,000, or $150,000, sign-on bonus, which was paid in January 2017, and is included in his 2017 compensation in the table above.  The Compensation Committee did not award Mr. E. Sanchez a cash bonus for 2017.  Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, P. Sanchez, Thill and Heinson received cash bonuses of $2,000,000, $2,000,000, $2,000,000, $1,000,000, $100,000 and $200,000, respectively, in January 2017 based on 2016 performance, which is reported at 2016 compensation in the table above in accordance with SEC rules.  Mr. Heinson also received a $400,000 cash bonus in December 2016 based on 2016 performance, which is also reflected in the 2016 compensation in the table above, and Mr. Thill received one-half of a $300,000, or $150,000, sign-on bonus in 2016, which is included in his 2016 compensation in the table above.  Messrs. Sanchez, Jr., Sanchez, III, and E. Sanchez received cash bonuses of $2,000,000, $1,750,000 and $500,000, respectively, in January 2016 based on 2015 performance, which are reported as 2015 compensation in the table above in accordance with SEC rules.  Mr. Heinson received a cash bonus of $300,000 in December 2015 for based upon 2015 performance.

(3)         The amounts reported in this column reflect the aggregate grant date fair value of awards granted, if any, under our Plan for fiscal years 2017, 2016, and 2015, computed in accordance with FASB ASC Topic 718, excluding estimated forfeitures.  See Note 8, “Stock-Based Compensation,” to the Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” in the Company’s 2017 10-K for additional detail regarding assumptions used to calculate these figures.  The grant date values of the performance phantom stock awards granted in 2017, assuming that the highest level of performance conditions will be achieved, were as follows: A.R. Sanchez, Jr.—$9,326,740; Antonio R. Sanchez, III—$9,326,740; Eduardo A. Sanchez—$9,326,740; Christopher D. Heinson—$3,108,926; and Patricio D. Sanchez—$3,295,663.

(4)         In fiscal 2017, “All Other Compensation” for Messrs. Sanchez, Jr., Sanchez, III and Thill consisted of the parking costs allocated to us by SOG, the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group, 401(k) matching contribution costs and group term life insurance costs, for Messrs. E. Sanchez and P. Sanchez consisted of parking costs allocated to us by SOG, the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group and group term life insurance costs, and for Mr. Heinson consisted of the parking costs allocated to us by SOG, 401(k) matching contribution costs and group term life insurance costs.  In fiscal 2016, “All Other Compensation” for Mr. Sanchez, III and E. Sanchez consisted of the parking costs allocated to us by SOG, the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group and group term life insurance costs, for Mr. Sanchez, Jr. consisted of the parking costs allocated to us by SOG, the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group, 401(k) matching contribution costs and group term life insurance, for Mr. Heinson, consisted of the parking costs allocated to us by SOG, 401(k) matching contribution costs and group term life insurance and for Mr. Thill, consisted of the parking costs allocated to us by SOG and group term life insurance.  In fiscal 2015, “All Other Compensation” for Mr. Sanchez, III consisted of the parking costs allocated to us by SOG and the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group, for Mr. Sanchez, Jr. consisted of the 401(k) matching contribution costs, aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group, and the parking costs allocated to us by SOG, for Mr. Heinson, consisted of the 401(k) matching contribution costs and the parking costs allocated to us by SOG and for Mr. E. Sanchez, consisted of the parking costs allocated to us by SOG.  For additional information regarding the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group, see footnote 6 below.

(5)         Pursuant to the Company’s aircraft policy, our named executive officers and directors are permitted to use aircraft owned or provided by the Company or a member of the Sanchez Group for uses deemed by SEC rules to constitute personal usage of such aircraft.  We calculate the aggregate incremental cost of such personal usage as set forth below.

•                  For aircraft owned by the Company or a member of the Sanchez Group, we calculate the aggregate incremental cost of personal usage by multiplying the number of hours of such personal usage by the average variable operating cost per hour of the aircraft, which we derive based on the costs of fuel, maintenance, landing, parking and catering costs, certain taxes and certain other miscellaneous fees and costs.  Because our corporate aircraft are used primarily for business travel, we do not include in this figure fixed costs for such aircraft that generally do not change with use.

•                  For aircraft provided (but not owned) by the Company or a member of the Sanchez Group, we calculate the aggregate incremental cost of personal usage by calculating the percentage of the total hours the aircraft was used by Company personnel that were for personal purposes, and multiplying this ratio against the total cost of such aircraft to the Company or such member of the Sanchez Group.

•                  For trips that involve mixed personal and business usage, we determine the aggregate incremental cost attributable to personal use by subtracting the aggregate incremental cost of a “business-only” trip from the total aggregate incremental cost of the whole trip (both personal and business).

In 2017, we incurred aggregate incremental costs of $27,020, $185,963, $77,490, $20,300 and $79,366 for personal use of aircraft owned or provided by the Company or a member of the Sanchez Group by Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, P. Sanchez and Thill, respectively.

2017 Grants of Plan-Based Awards

The following table sets forth certain information with respect to stock awards granted under our Plan to our named executive officers in 2017.

Name	Grant Date	Estimate Future Payouts under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units #(1)		Grant Date Fair Value of Stock and Option Awards(2)
		Threshold #	Target #	Maximum #
A.R. Sanchez, Jr.	03/01/2017	-	-	-	245,234	(4)	$2,935,451
	03/01/2017	-	-	-	245,234	(6)	$2,935,451
	03/01/2017	49,046.8	245,234	490,468	-	(7)	$4,663,370
Antonio R. Sanchez, III	03/01/2017	-	-	-	245,234	(4)	$2,935,451
	03/01/2017	-	-	-	245,234	(6)	$2,935,451
	03/01/2017	49,046.8	245,234	490,468	-	(7)	$4,663,370
Eduardo A. Sanchez(8)	03/01/2017	-	-	-	245,234	(4)	$2,935,451
	03/01/2017	-	-	-	245,234	(6)	$2,935,451
	03/01/2017	49,046.8	245,234	490,468	-	(7)	$4,663,370
Howard J. Thill	03/01/2017	-	-	-	100,000	(3)	$1,197,000
	03/01/2017	-	-	-	100,000	(5)	$1,197,000
Christopher D. Heinson	03/01/2017	-	-	-	81,745	(4)	$978,488
	03/01/2017	-	-	-	81,745	(6)	$978,488
	03/01/2017	16,349	81,745	163,490	-	(7)	$1,554,463
Patricio D. Sanchez	03/01/2017	-	-	-	86,655	(4)	$1,037,260
	03/01/2017	-	-	-	86,655	(6)	$1,037,260
	03/01/2017	16,349	86,655	163,490	-	(7)	$1,647,831

(1)         Represents the number of restricted, phantom stock and performance phantom stock awards granted to our named executive officers under the Plan during 2017.  With respect to the performance phantom stock awards, at the conclusion of the five-year period commencing January 1, 2017 and ending December 31, 2021, payouts can range from 0% to 200% of the target number of performance phantom shares based on the Performance Conditions, subject to the officer’s continuous service with us through each vesting date. With respect to the performance period beginning on January 1, 2017 and ending on December 31, 2017, which is the first measurement period, in February 2018, the Compensation Committee determined that the threshold level of the Performance Conditions was not met and as a result no payments were made under the performance phantom stock awards for that measurement period.

(2)         Reflects the aggregate grant date fair value of the restricted, phantom stock and performance phantom stock awards granted under the Plan, calculated in accordance with FASB ASC Topic 718.  For the performance phantom stock awards which are subject to performance-based conditions as described in the footnote below, the amounts shown in the “Target” column reflect satisfaction of the Performance Conditions such that 100% of the target shares are awarded, the amounts shown in the “Threshold” column represent the minimum amount, if any, payable for a certain level of performance under the Performance Conditions, and the amounts shown in the “Maximum” column refers to the maximum payout possible for a certain level of performance under the Performance Conditions.  For additional information about assumptions made in the valuation of these awards, see Note 8, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” in the 2017 10-K.

(3)         Represents the number of restricted stock awards vesting in equal annual increments over a three-year period.

(4)         Represents the number of restricted stock awards vesting in equal annual increments over a five-year period.

(5)         Represents the number of phantom stock awards vesting in equal annual increments over a three-year period.

(6)         Represents the number of phantom stock awards vesting in equal annual increments over a five-year period.

(7)         Represents the number of performance phantom stock awards payable in common stock with vesting in equal increments over a five-year period, subject to satisfaction of specified Performance Conditions (as defined below).

(8)         In connection with Mr. E. Sanchez’s departure from the Company, the vesting of all 245,234 shares of restricted and 245,234 shares of phantom stock granted to him March 1, 2017 were accelerated to November 15, 2017.  In addition, Mr. E. Sanchez retained his 245,234 target shares of performance phantom stock granted on March 1, 2017 and is eligible for pro-rata vesting in accordance with the terms unrelated to employment set forth therein and described below under “Potential Payments Upon Termination or a Change in Control.”

Narrative Disclosure to the Summary Compensation Table and Grants of Plan Based Awards Table

2017 Grants

In 2017, we granted Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, P. Sanchez, Thill and Heinson 245,234, 245,234, 245,234, 86,655, 100,000 and 81,745, respectively, shares of both restricted and phantom stock, which vest in equal installments over five years for each of Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, P. Sanchez and Heinson and in equal installments over three years for Mr. Thill.

In addition, in 2017, we granted Messrs. Sanchez, Jr., Sanchez, III, E. Sanchez, P. Sanchez and Heinson 245,234, 245,234, 245,234, 86,655 and 81,745 shares of performance phantom stock, respectively.  These performance phantom awards are payable in shares of our common stock.  The performance phantom shares will vest (if any) in equal annual increments over a five-year period ranging from 0% to 200% of the target phantom shares granted based on the Performance Conditions, subject to the officer’s continuous service with us through each vesting date.

Recipients of shares of restricted stock have all the rights of a stockholder in us, including the right to receive dividends thereon if and when distributions are made by us to our stockholders.  Recipients of our other awards do not have voting rights.

Pursuant to our award agreements, during the vesting period, our awards are subject to restrictions on transferability and forfeiture.  Our awards subject to vesting generally vest on a pro-rata basis on each remaining vesting date subject to acceleration upon the occurrence of any of the following events: a Qualifying Termination, Constructive Termination, or the officer’s death or Disability (each as defined below), provided that upon the occurrence of any of such events, performance phantom stock awards will vest on a pro-rata basis on each remaining vesting date, subject to the satisfaction of the Performance Conditions.  Except as described in the preceding sentence, upon any termination for any or no reason, including but not limited to voluntary resignation or termination by the Company with or without cause, before all of the awarded shares become vested, all unvested awarded shares will be forfeited.

With respect to any named executive officer, other than with respect to the performance accelerated restricted stock and phantom stock awards described under “— 2016 Grants,” shares of restricted and phantom stock vest in substantially equal installments and the forfeiture restrictions will lapse on the first, second and third anniversaries of the date of grant or the first, second, third, fourth and fifth anniversaries of the date of grant, depending upon the terms of the applicable award, so long as the award recipient remains in our continuous service (subject, in the case of the performance phantom stock, to satisfaction of the Performance Conditions).  For the 2017 performance period applicable to our phantom performance awards granted in March 2017, 0% of the target shares will be awarded in 2018.

Please see the section titled “Potential Payments Upon Termination or Change in Control” for a more detailed description of the events that could result in a modification to the regular vesting schedules for our Plan awards, as well as a summary of the treatment of Mr. E Sanchez’s Plan awards in connection with his departure from the Company effective November 15, 2017.

2016 Grants

In January 2016, we granted Mr. Heinson 100,000 shares of restricted stock.  In February 2016, we granted Messrs. Sanchez, III, Sanchez, Jr. and E. Sanchez 403,095, 537,460 and 376,222 shares of restricted and 403,095, 537,460 and 376,221 of phantom stock, respectively.  In April 2016, we granted Mr. P. Sanchez 100,000 shares of restricted and 100,000 shares of phantom stock, and Mr. Heinson an additional 100,000 shares of restricted and 200,000 shares of phantom stock.  In connection with Mr. Thill’s appointment as Executive Vice President and Chief Financial Officer in October 2016, we granted him 175,000 shares of restricted and 175,000 shares of phantom stock.

The restricted and phantom shares vest with respect to 33.33% of the number of restricted and phantom shares granted on each of the first three anniversaries of the date of grant (in each case, subject to certain forfeiture conditions and the vesting conditions described above).

Additionally, in February 2016, we granted Messrs. Sanchez, III, Sanchez, Jr. and E. Sanchez 207,654, 276,872 and 193,811 shares of performance accelerated restricted and 207,654, 276,872 and 193,811 shares of performance accelerated phantom stock, respectively.  In April 2016, we granted Messrs. Heinson and P. Sanchez 100,000 and 100,000 shares of performance accelerated restricted and 100,000 and 100,000 shares of performance accelerated phantom stock, respectively.

The performance accelerated restricted and performance accelerated phantom stock are payable in cash, which cliff vest in five years or earlier if the common stock closing price equals or exceeds certain benchmarks.

Because the adjusted closing price of our common stock for each day in a fifteen-day trading period equaled or exceeded an amount equal to 200% of the adjusted closing price of our stock on February 18, 2016, the performance accelerated restricted and performance accelerated phantom stock awards granted to Messrs. Sanchez, Jr., Sanchez, III and E. Sanchez vested on February 18, 2017.  Because the adjusted closing price of our common stock for each day in a fifteen-day trading period equal or exceed an amount equal to 150% of the adjusted closing price of our common stock on April 15, 2016, 50% of the performance accelerated phantom stock awards granted to Messrs. Heinson and P. Sanchez vested on the first anniversary of the grant date, April 15, 2017.  If the adjusted closing price of our common stock for each day in a fifteen-day trading period equals or exceeds an amount equal to 200% of the adjusted closing price of our common stock on April 15, 2016, the remainder of the performance accelerated phantom stock awards granted to Messrs. Heinson and P. Sanchez will vest on such date, to the extent unvested as of such date.

Please see the section titled “Potential Payments Upon Termination or Change in Control” for a more detailed description of the events that could result in a modification to the regular vesting schedules for our Plan awards, as well as a summary of the treatment of Mr. E Sanchez’s Plan awards in connection with his departure from the Company effective November 15, 2017.

2017 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2017.

Name	Grant Date	Number of Shares of Stock or Equivalents That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)		Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have not Vested (2)
A. R. Sanchez, Jr.	03/01/2017	245,234	(3)	$1,302,193	-		$-
	03/01/2017	245,234	(4)	$1,302,193	-		$-
	03/01/2017	-		$-	245,234	(5)	$1,302,193
	02/18/2016	358,307	(6)	$1,902,610	-		$-
	02/18/2016	358,307	(7)	$1,902,610	-		$-
	01/05/2015	216,667	(6)	$1,150,502	-		$-
Antonio R. Sanchez, III	03/01/2017	245,234	(3)	$1,302,193	-		$-
	03/01/2017	245,234	(4)	$1,302,193	-		$-
	03/01/2017	-		$-	245,234	(5)	$1,302,193
	02/18/2016	268,730	(6)	$1,426,956	-		$-
	02/18/2016	268,730	(7)	$1,426,956	-		$-
	01/05/2015	150,000	(6)	$796,500	-		$-
Eduardo A. Sanchez(9)	03/01/2017	-		$-	245,234		$1,302,193
Howard J. Thill	03/01/2017	100,000	(6)	$531,000	-		$-
	03/01/2017	100,000	(7)	$531,000	-		$-
	10/10/2016	116,667	(6)	$619,502	-		$-
	10/10/2016	116,667	(7)	$619,502	-		$-
Christopher D. Heinson	03/01/2017	81,745	(3)	$434,066	-		$-
	03/01/2017	81,745	(4)	$434,066	-		$-
	03/01/2017	-		$-	81,745	(5)	$434,066
	04/15/2016	66,667	(6)	$354,002	-		$-
	04/15/2016	133,333	(7)	$707,998	-		$-
	04/15/2016	50,000	(8)	$265,500	-		$-
	04/15/2016	50,000	(8)	$265,500	-		$-
	01/05/2016	66,667	(6)	$354,002	-		$-
	05/07/2015	50,000	(6)	$265,500	-		$-
	01/05/2015	33,333	(6)	$176,998	-		$-
Patricio D. Sanchez	03/01/2017	86,655	(3)	$460,138	-		$-
	03/01/2017	86,655	(4)	$460,138	-		$-
	03/01/2017	-		$-	86,655	(5)	$460,138

(1)   The forfeiture conditions and the accelerated vesting conditions applicable to these awards are described under the sections titled “Potential Payments Upon Termination or Change in Control” and “Narrative Disclosure to the Summary Compensation Table and Grants of Plan Based Awards Table.”

(2)   The market value of the unvested shares of restricted, phantom, performance accelerated restricted, performance accelerated phantom and performance phantom stock was calculated by multiplying the number of shares outstanding as of December 31, 2017 by $5.31, the closing price of our common stock on December 29, 2017, the closing trading date in 2017.

(3)   These restricted shares will vest as to 20% of the total number of restricted shares granted on each of the first five anniversaries of the date of grant.

(4)   These phantom shares will vest as to 20% of the total number of phantom shares granted on each of the first five anniversaries of the date of grant and are payable in cash.

(5)   These performance phantom shares granted and payable in common stock vesting in equal annual installments over a five-year period, subject to satisfaction of the Performances Conditions.

(6)   These restricted shares will vest as to 33.33% of the total number of restricted shares granted on each of the first three anniversaries of the date of grant.

(7)   These phantom shares will vest as to 33.33% of the total number of phantom shares granted on each of the first three anniversaries of the date of grant and are payable in cash.

(8)   These performance accelerated restricted shares cliff vest on the fifth anniversary of their grant subject to an early acceleration trigger based upon the price of our common stock.

(9)   In connection with Mr. E. Sanchez’s departure from the Company, the Company accelerated the vesting of 612,716 restricted shares and 496,048 phantom shares to November 15, 2017.  In addition, Mr. E. Sanchez retained his 245,234 target shares of performance phantom stock granted on March 1, 2017 and is eligible for pro-rata vesting in accordance with the terms unrelated to employment set forth therein and described above under “Potential Payments Upon Termination or Change in Control.”

2017 Stock Vested at Fiscal Year-End

The following table provides information on the value realized by each of the named executive officers as a result of our stock awards that vested from January 1, 2017 through December 31, 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized On Vesting(2)
A. R. Sanchez, Jr.	672,692	$7,348,907.23
Antonio R. Sanchez, III	492,019	$5,393,680.97
Eduardo A. Sanchez	1,048,601	$7,595,572.46
Howard J. Thill	58,333	$257,250.00
Christopher D. Heinson	228,334	$2,045,922.82
Patricio D. Sanchez	83,333	$696,666.67

(1)         The amounts in this column represent the number of restricted shares held by each of the named executive officers that vested during 2017.

(2)         The amounts in this column represent the product of the number of shares restricted stock that vested during 2017 and the closing sale price of our common stock on the date of vesting.

Pension Benefits

Currently, we do not, and do not intend to, provide pension benefits to our named executive officers.  SOG may revisit this policy in the future.

Nonqualified Deferred Compensation

Currently, we do not, and do not intend to, sponsor or adopt a nonqualified deferred compensation plan.  SOG may revisit this policy in the future.

Potential Payments Upon Termination or Change in Control

Other than the accelerated vesting of our Plan awards upon the occurrence of certain events pursuant to the Plan and applicable award agreements, we do not provide any severance or change of control benefits to our executive officers.  We view the limited benefits that we do provide as necessary to attract and retain executive talent in a highly competitive market and to ensure continuity of management in the event of an actual or contemplated change of control.

The restricted, performance accelerated restricted, phantom and performance accelerated phantom stock awards granted under the Plan to each of Messrs. Sanchez, III, Sanchez, Jr. and  E. Sanchez automatically vest upon the occurrence of the following events (each term of which is defined below):  a Change of Control, a Qualifying Termination, Constructive Termination or the executive’s death or Disability (or, in the case of performance phantom stock, will vest on a pro-rata basis on the remaining vesting dates, subject to the satisfaction of the Performance Conditions, except for a Change of Control).  A “Qualifying Termination” is generally defined as a termination by us or one of our affiliates, other than due to (i) the executive’s commission of, conviction for, or plea of guilty or nolo contendere to a felony, or other material act or omission involving dishonesty or fraud, or (ii) gross negligence or willful malfeasance.  A “Constructive Termination” is generally defined with respect to the assignment of a duty or duties to the individual by the Board that are not commensurate with the position currently held by Messrs. Sanchez, III, Sanchez, Jr., and E. Sanchez, as applicable, without such individual’s consent.  A “Disability” is defined in the Plan generally as an illness or injury that lasts at least six months and is expected to be permanent and renders the executive unable to carry out his duties.  As Mr. E. Sanchez’s departure was deemed a Qualifying Termination under his award agreements, Mr. Sanchez’s awards vested effective as of November 15, 2017, as described below.

With respect to his 2016 restricted, performance accelerated restricted, phantom stock, and performance accelerated phantom stock awards, Mr. Patricio D. Sanchez’s awards granted under the Plan automatically vest upon the occurrence of the following events: a Change of Control, a Qualifying Termination or his death or Disability (or, in the case of performance phantom stock, will vest on a pro-rata basis on the remaining vesting dates, subject to the satisfaction of the Performance Conditions, except for a Change of Control).  With respect to his 2017 restricted, phantom and performance phantom stock awards, Mr. Patricio D. Sanchez’s awards granted under the Plan automatically vest upon the occurrence of the following events: a Change of Control, a Qualifying Termination, a Constructive Termination or his death or Disability (or, in the case of performance phantom stock, will vest on a pro-rata basis on the remaining vesting dates, subject to the satisfaction of the Performance Conditions, except for a Change of Control).

With respect to his 2015 restricted stock awards, Mr. Heinson is not entitled to accelerated vesting with respect to any type of termination by us or by Mr. Heinson.  However, notwithstanding the three-year pro-rata vesting period applicable to his 2015 restricted stock awards, the Compensation Committee may, but is not obligated to, accelerate the vesting of any or all of the shares of Mr. Heinson’s 2015 restricted stock awards upon his death prior to a vesting date.  With respect to his 2016 restricted, phantom and performance accelerated phantom stock awards, Mr. Heinson’s awards granted under the Plan automatically vest upon the occurrence of the following events: a Change of Control, a Qualifying Termination or his death or Disability.  With respect to his 2017 restricted, phantom and performance phantom stock awards, Mr. Heinson’s awards granted under the Plan automatically vest upon the occurrence of the following events: a Change of Control, a Qualifying Termination, a Constructive Termination or his death or Disability (or, in the case of performance phantom stock, will vest on a pro-rata basis on the remaining vesting dates, subject to the satisfaction of the Performance Conditions, except for a Change of Control).

With respect to his 2016 restricted and phantom stock awards, Mr. Thill is not entitled to accelerated vesting with respect to any type of termination by us or by Mr. Thill.  With respect to his 2017 restricted and phantom stock awards, Mr. Thill is entitled to accelerated vesting upon a Change in Control.  However, notwithstanding the three-year pro-rata vesting period applicable to the 2017 restricted and phantom stock awards granted to Mr. Thill, the Compensation Committee may, but is not obligated to accelerate the vesting of any or all of the shares of Mr. Thill’s 2017 restricted stock awards upon his death prior to a vesting date.

Other than provided above, including but not limited to voluntary resignation or termination by the Company with or without cause, before all of the named executive officers’ awarded shares become vested, all unvested awarded shares will be forfeited.

Pursuant to the applicable award agreements, awards granted under our Plan will generally vest and/or become exercisable, as applicable, upon a Change of Control.  With respect to our performance phantom stock awards, the executive will vest in the greater of the number of unvested phantom shares based on actual results determined as if the date of the Change of Control is the last day of each remaining measurement period or the target number of unvested phantom shares and settled within 15 days of the Change in Control.  Under our Plan, a “Change of Control” will be deemed to have occurred upon one or more of the following events:  (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a Sanchez Group Member (as defined in the Plan), becomes the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company; (ii) the stockholders of the Company approve and implement, in one or a series of transactions, a plan of complete liquidation of the Company; or (iii) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any person other than a Sanchez Group Member.

With respect to the phantom shares, other than the performance phantom shares, that become vested as of a given vesting date, the Company will pay an amount of cash equal to (x) the fair market value of one common share as of the vesting date multiplied by (y) the aggregate number of the phantom shares that become vested on the applicable vesting date on the 30th day following the applicable vesting date.  Our performance phantom stock awards are payable in shares of common stock on any given vesting date.

The following table quantifies our best estimates as to the amounts that each of our named executive officers would potentially be entitled to receive upon a change of control event, or one of the above-described termination events, as applicable.  The values of the potential payments are calculated assuming that such termination event occurred on December 29, 2017 and using our closing stock price on such date of $5.31.  The value of the benefit that each of our named executive officers would actually receive cannot be determined until a change of control or a termination event has occurred.  Therefore, such amounts should be considered “forward-looking statements.” We have assumed for purposes of the table below that the Company has not used its discretion to accelerate any awards that do not accelerate pursuant to their terms.

Name	Change of Control	Qualifying Termination (2)	Constructive Termination (2)	Death (2)	Disability (2)
A.R. Sanchez, Jr.	$8,862,300	$7,560,107	$7,560,107	$7,560,107	$7,560,107
Antonio R. Sanchez, III	$7,556,183	$6,254,798	$6,254,798	$6,254,798	$6,254,798
Eduardo A. Sanchez(1)	$—	$—	$—	$—	$—
Howard J. Thill	$1,062,000	$0	$0	$0	$0
Christopher D. Heinson	$3,249,200	$2,815,134	$868,132	$2,815,134	$2,815,134
Patricio D. Sanchez	$2,691,418	$2,159,280	$920,276	$2,159,280	$2,159,280

(1)         Effective November 15, 2017, Eduardo A. Sanchez, our former President, was no longer with the Company.  As a result, the unvested awards of his (i) 350,000, 376,222 and 245,234 shares of restricted stock granted on January 5, 2015, February 18, 2016 and March 1, 2017, respectively, and (ii) 376,221 and 245,234 shares of phantom stock granted on February 18, 2016, and March 1, 2017, respectively, provided for in the Plan automatically vested, resulting in the vesting of 612,716 shares of common stock under his restricted stock awards and the payment of $2,252,058 as a result of the vesting of his phantom stock awards.  In addition, under Mr. E. Sanchez’s performance phantom stock awards, Mr. E. Sanchez will vest in a pro-rata number of phantom shares determined as follows: (i) the number of phantom shares that would otherwise vest as of each remaining vesting date based actual performance results for the applicable annual measurement period multiplied by (ii) a fraction, the numerator of which is the number of completed calendar days in the five year performance period prior to the date on which his service terminated and the denominator of which is the total number of calendar days the performance period (or 0.1742).  For the 2017 performance period ended December 31, 2017, 0 shares were awarded under the performance phantom stock awards.

(2)         Under our performance phantom awards, upon a Qualifying Termination, Constructive Termination, Death  or Disability of the named executive officer, the stock awards will vest on a pro-rata basis on the remaining  vesting dates, subject to the satisfaction of the Performance Conditions. Because it is not possible to predict actual performance for the 2018-2021 measuring periods, our estimates of potential payments upon the occurrence of such event do not include payments under our performance phantom stock awards.

2017 Director Compensation

We have not and do not expect to pay our directors who are also our officers any additional amounts for their service to us in their capacities as directors.  Accordingly, Messrs. A.R. Sanchez, Jr. and Antonio R. Sanchez, III do not receive additional compensation for their service as a director.  Their compensation is reported in the section titled “Summary Compensation Table.”  Our current compensation package for our non-employee directors consists of both cash and equity compensation.

After a review of non-employee director compensation paid by our peer group, the Board approved compensation for our non-employee directors for fiscal 2017 as follows:

•      an annual cash retainer fee of $75,000;

•      cash payments of $1,000 for each Board and/or committee meeting attended via teleconference and cash payments of $1,500 for each Board and/or committee meeting attended in person;

•      a committee chair fee for each chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of $20,000, $15,000 and $10,000, respectively;

•      a grant of restricted stock awards under the Plan; and

•      reimbursement for travel and miscellaneous expenses incurred to attend meetings of our Board or its committees.

Each director received the prorated amounts of the annual cash retainer fee and committee chair fee, as applicable, for the period of fiscal 2017 during which such director served as a member of the Board and, as applicable, as a committee chair.  Each director also received cash payment of $1,000 or $1,500, respectively, for the Board meetings and committee meetings that such director attended.

In connection with their service to the Company as directors, 33,389 shares of restricted stock under the Plan were granted to Messrs. Carney, Colvin, Garcia, Jackson, Maher and Nelson on June 1, 2017.  Each of these grants will vest on the one year anniversary of its date of grant.

Notwithstanding such vesting period for the directors’ restricted stock, upon the occurrence of a Change of Control, the shares of restricted stock will vest automatically.  Moreover, in the event of a director’s death, disability, termination or removal, all unvested shares will be forfeited; however, in the event of the respective director’s death, the Compensation Committee may, but is not obligated to, accelerate the vesting of any or all of his shares of restricted stock.  Further, notwithstanding the above, pursuant to the terms of the applicable restricted stock agreement, the Compensation Committee may, at its sole discretion, choose to accelerate the vesting of an award of restricted shares at any time.

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)	All Other Compensation(3)	Total
T. Brian Carney	$114,500	(4)	$211,018	$122,948	$448,466
M. Gregory Colvin	$96,500	(5)	$211,018	$33,121	$340,639
Gilbert A. Garcia	$120,000	(6)	$211,018	$—	$331,018
Alan G. Jackson	$109,000	(7)	$211,018	$14,550	$334,568
Sean M. Maher	$120,000	(8)	$211,018	$16,506	$347,524
Robert V. Nelson, III	$116,000	(9)	$211,018	$—	$327,018

(1)         Includes annual cash retainer fee, Board and committee meeting fees and committee chair fees, as applicable, for each non-employee director earned during fiscal 2017.

(2)         The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock awards granted under our Plan for fiscal 2017, computed in accordance with FASB ASC Topic 718.  See Note 8, “Stock-Based Compensation,” to the Consolidated Financial Statements included under “Item 8. Financial Statements and Supplementary Data” on the 2017 10-K for additional detail regarding assumptions.  As of December 31, 2017, Messrs. Carney, Colvin, Garcia, Jackson, Nelson and Maher each had 33,389 shares of restricted stock outstanding.

(3)         In fiscal 2017, “All Other Compensation” included amounts for health insurance premium fees paid by us on behalf of directors and the aggregate incremental cost of the personal use of aircraft owned or provided by the Company.  In fiscal 2017, “All Other Compensation” for Messrs. Carney, Colvin and Jackson included amounts for health insurance premium fees paid by the Company on their behalf in the amounts of $6,403, $20,152 and $14,550, respectively.  In fiscal 2017, “All Other Compensation” for Messrs. Carney, Colvin and Maher included the aggregate incremental costs of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group in the amounts of $116,545, $12,969 and $16,506, respectively.  For additional information regarding the aggregate incremental cost of the personal use of aircraft owned or provided by the Company or a member of the Sanchez Group, see footnote 5 to the “Summary Compensation Table” above.

(4)         Mr. Carney attended a total of 24 formal Board, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Derivative Litigation Settlement Review Committee meetings and took action by unanimous written consent 22 times on behalf of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in fiscal 2017.

(5)         Mr. Colvin attended a total of 15 formal Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings and took action by unanimous written consent 22 times on behalf of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in fiscal 2017.

(6)         Mr. Garcia attended a total of 21 formal Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings and took action by unanimous written consent 22 times on behalf of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in fiscal 2017.

(7)         Mr. Jackson attended a total of 17 formal Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meetings and took action by unanimous written consent 22 times on behalf of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in fiscal 2017.

(8)         Mr. Maher attended a total of 24 formal Board, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Derivative Litigation Settlement Review Committee meetings and took action by unanimous written consent 22 times on behalf of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in fiscal 2017.

(9)         Mr. Nelson attended a total of 25 formal Board, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Derivative Litigation Settlement Review Committee meetings and took action by unanimous written consent 22 times on behalf of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee in fiscal 2017.

PAY RATIO DISCLOSURE

Pay ratio disclosure under Item 402(u) of Regulation S-K has not been provided because the Company does not have any employees.

CORPORATE GOVERNANCE

Board Composition

Our current certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time pursuant to a resolution adopted by our Board.  We currently have eight directors:  Messrs. Sanchez, Jr., Sanchez, III, Garcia, Carney, Colvin, Jackson, Maher and Nelson.

We have a classified board of directors that currently consists of eight members.  The directors are divided into three classes serving staggered three-year terms.  Each year, the directors of one class stand for re-election as their terms of office expire.  Messrs. Sanchez, Jr. and Sanchez, III are designated as Class III directors, and their terms of office expire on the date of the Company’s 2018 annual meeting of stockholders.  Messrs. Garcia, Maher and Nelson are designated as Class I directors, and their terms of office expire on the date of the Company’s 2019 annual meeting of stockholders.  Messrs. Colvin, Carney and Jackson are designated as Class II directors, and their terms of office expire on the date of the Company’s 2020 annual meeting of stockholders.

We believe that a classified board provides for stability, continuity and experience among our Board.  In our industry, in particular, long-term focus is critical.  The time horizon required for successful exploration, development and production of oil and natural gas resources makes it vital that we have a Board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of the Company’s business and operations.  A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success.  A classified Board also assists the Company in attracting and retaining highly qualified directors who are willing to make a longer-term commitment to the Company.  Directors who agree to serve three-year terms demonstrate a willingness to commit the time and resources necessary to understand the Company, its operations and its competitive environment.  The future success of the Company depends in significant part on the ability to attract and retain capable and experienced directors.  In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

		Independent	Audit Committee	Compensation Committee	Nominating & Corporation Governance Committee
Class III	A. R. Sanchez, Jr.

Antonio R. Sanchez, III

Class I	Gilbert A. Garcia

Sean M. Maher

Robert V. Nelson, III

Class II	T. Brian Carney

M. Gregory Colvin

Alan G. Jackson

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management.  The Board understands that the optimal Board leadership structure may vary as circumstances warrant.  Consistent with this understanding, non-management directors consider the Board’s leadership structure on an annual basis.

Our Board believes that our leadership structure, which separates the Chairman and Chief Executive Officer roles, is the appropriate structure for us at this time in light of the needs of our business.  As Executive Chairman, Mr. Sanchez, Jr. remains involved in key matters, such as major transactions, broader business relationships (including relationships with landowners that are critical to the Company’s growth), as well as continuing to advise our executive officers on issues of business strategy and operations.

Director Independence

Our Board has determined that each of Messrs. Garcia, Carney, Colvin, Jackson, Maher, and Nelson are “independent directors” as defined by the rules of the NYSE and, that each of Messrs.  Garcia, Carney, Maher, and Nelson are “independent directors,” as defined by applicable NYSE and Exchange Act rules, for purposes of each committee on which they serve, including our Audit Committee.

Executive Sessions of the Board

Our independent directors meet regularly in executive session without management to review the performance of management and our Company and any related matters.  The Co-Chairperson of our Audit Committee, Mr. Garcia, serves as the Chairman presiding over such meetings.  During fiscal 2017, our Board held 14 executive sessions.

Board’s Role in Risk Oversight

Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually.  The risk assessment process is global in nature and identifies and assesses our risks, as well as steps to mitigate and manage the risks, which may be financial, operational or strategic in nature.

The results of each risk assessment are reviewed by the Audit Committee.  The centerpiece of the assessment is a discussion of our key risks, which includes a review of the potential magnitude and likelihood of each risk, the personnel responsible for managing each risk and management’s initiatives to manage and mitigate each risk.  Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

The Board currently considers specific risk topics, including risks associated with our strategic plan, our exploratory drilling program, our capital structure and other operational activities.  Further, the Board is routinely informed by management of developments that could affect our risk profile or other aspects of our business.

Meetings of the Board and Committees of the Board

The Board held 25 meetings in fiscal 2017, 5 of which were regularly scheduled meetings and 20 of which were special meetings, and took action by unanimous written consent 22 times.  The Board’s independent directors met in executive session 14 times during 2017.

The Audit Committee held 7 meetings in fiscal 2017, 4 of which were regularly scheduled meetings and 3 of which were special meetings, and took action by unanimous written consent 3 times.  The Compensation Committee held 10 meetings in fiscal 2017, 1 of which was a regularly scheduled meeting and 9 of which were special meetings, and took action by unanimous written consent 2 times.  The Nominating and Corporate Governance Committee took action by written consent 1 times in fiscal 2017.  The members and functions of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described below.

During 2017, each of our then directors attended more than 75% of the meetings of the Board and attended more than 75% of the meetings of the committees of the Board on which that director served.  While we do not have a formal policy with respect to director attendance at the annual meetings of our stockholders, we generally expect that our directors will attend the annual meetings.  Six of the eight members who served on our Board as of the 2017 Annual Stockholders Meeting attended the 2017 Annual Stockholders Meeting.

Communications with the Board

Stockholders and other interested parties may communicate directly with an individual director by sending a written communication in an envelope addressed to:  Sanchez Energy Corporation, Board of Directors, c/o Secretary, 1000 Main Street, Suite 3000, Houston, Texas 77002.

Stockholders and other interested parties may communicate directly with the full Board by sending a written communication in an envelope addressed to:  Sanchez Energy Corporation, Board of Directors, c/o Secretary, 1000 Main Street, Suite 3000, Houston, Texas 77002.

Committees of the Board

Our Audit, Compensation and Nominating and Corporate Governance Committees have the respective compositions and responsibilities described below.  We may have such other committees as the Board shall determine from time to time.

Audit Committee

Our Audit Committee currently consists of a total of four directors, Messrs. Garcia (Co-Chairperson), Maher (Co-Chairperson), Carney, and Nelson, each of whom the Board has determined to be an “independent director” as defined by the NYSE rules and Rule 10A-3 of the Exchange Act.  The Board has determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules.  Additionally, the Board has determined that Mr. Garcia is an “Audit Committee Financial Expert” as defined by the Exchange Act.  Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Garcia’s experience and understanding with respect to certain accounting and auditing matters.  The designation does not impose upon Mr. Garcia any duties, obligations or liability that are greater than those generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Our Audit Committee is authorized to:

•                  approve and retain the independent auditors to conduct the annual audit of our books and records;

•                  review the proposed scope and results of the annual audit;

•                  review and pre-approve the independent auditors’ audit and non-audit services rendered;

•                  approve the audit fees to be paid;

•                  review accounting and financial controls with the independent auditors and our financial and accounting staff;

•                  review and approve transactions between us and our directors, officers and affiliates;

•                  recognize and prevent prohibited non-audit services;

•                  establish procedures for complaints received by us, including regarding accounting matters;

•                  review our policies and practices with respect to risk assessment and risk management;

•                  approve any off-balance sheet financial activities;

•                  oversee internal audit functions; and

•                  prepare the report of the Audit Committee that the SEC rules require to be included in this Proxy Statement.

In addition, our Audit Committee (in lieu of the full Board) may review the reasonableness of the costs that SOG allocates to us pursuant to the services agreement.

The Audit Committee’s responsibilities are set forth in its fifth amended and restated charter, which was approved by the Board on December 12, 2017, and is reviewed annually.  The charter is available on our website at www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.

Compensation Committee

Our Compensation Committee currently consists of a total of four directors, Messrs. Garcia (Chairperson), Carney, Nelson, and Maher, each of whom the Board has determined to be an “independent director” as defined by the NYSE rules.

Our Compensation Committee is authorized to:

•      review and approve the Company’s goals and objectives relative to the compensation of the Company’s Chief Executive Officer (collectively, the “Performance Goals”), annually evaluate the Chief Executive Officer’s performance in light of the Performance Goals and, based on this evaluation, determine the Chief Executive Officer’s compensation; provided, however, that, for any compensation for which the costs are allocated to the Company pursuant to the services agreement with SOG, the Compensation Committee assists the Board or the Audit Committee in reviewing the reasonableness of the allocated costs;

•      review and approve the compensation of the other executive officers; provided, however, that, for any compensation for which the costs are allocated to the Company pursuant to the services agreement with SOG, the Compensation Committee assists the Board or the Audit Committee in reviewing the reasonableness of the allocated costs;

•      administer the Company’s equity-based compensation plan, including the grant of stock options and other equity awards under such plan;

•      retain or obtain the advice of one or more compensation consultants, outside counsel and other advisors as it deems necessary to assist with the execution of its duties and responsibilities;

•      review and make recommendations to the Board with respect to director compensation; and

•      in consultation with senior management, recommend to the Board for approval the Company’s general compensation philosophy and objectives.

For a description of the services agreement with SOG, please read “Transactions with Related Persons.”

The Board delegated its authority to the Compensation Committee as may be required or advisable to fulfill the purposes of the Compensation Committee.  The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate.  Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee may determine.

The Compensation Committee’s responsibilities are set forth in its third amended and restated charter, which was approved by the Board on December 6, 2016, and is reviewed annually.  The charter is available on our website at www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

As described above, the compensation decisions regarding our executive officers, other than awards under our Plan, are made by SOG, subject to the ability of our Audit Committee to review, verify and dispute the reasonableness of such compensation pursuant to procedures set forth in the services agreement.

None of our executive officers serves, or has served, during the last completed fiscal year, on the compensation committee or board of directors of any other company that has one or more executive officers serving on our Compensation Committee or the Board.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of a total of five directors, Messrs. Jackson (Chairperson), Carney, Garcia, Maher and Nelson, each of whom the Board has determined to be an “independent director” as defined by the NYSE rules.

Our Nominating and Corporate Governance Committee assists our Board in evaluating potential new members of the Board, recommends committee members and structure, and advises the Board about corporate governance practices.  The Nominating and Corporate Governance Committee recommends to the entire Board candidates for nomination to the Board.  The Nominating and Corporate Governance Committee may also solicit ideas for possible candidates from a number of sources, including our executives, individuals personally known to members of the Board and executive search firms.

In evaluating candidates for director, the Nominating and Corporate Governance Committee seeks directors who will best represent the long-term interests of our stockholders.  The Nominating and Corporate Governance Committee’s view is that all directors should possess the highest personal and professional ethics, integrity and values.  In evaluating the suitability of the candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate.  These factors may include, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, absence of conflicts of interest, length of service and other commitments.  The Nominating and Corporate Governance Committee evaluates these factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board as a whole and of any committees of the Board.

Although we do not have a formal diversity policy, the Nominating and Corporate Governance Committee does consider diversity in evaluating candidates for Board membership.  In selecting potential Board candidates, the Nominating and Corporate Governance Committee considers diversity in a broad sense, including, among other things, ethnicity, gender, diversity of background, perspective, personal and professional experiences and geography, as well as the existing skill-set of our Board and the needs of our Company.  The Nominating and Corporate Governance Committee’s objective in choosing candidates is to assemble membership for our Board as a whole as well as any committees of the Board that represents diverse viewpoints that we believe enhance the quality of our Board’s deliberations and decisions.  Our Board currently consists of eight members half of whom are minorities, which we believe makes us relatively unique among public company boards, especially public company boards in the oil and gas sector.  In addition, we believe we have assembled a Board with a wide range of ages, backgrounds and experiences.  For additional detail on each of our directors’ qualifications and background, please see “Proposal One: Election of Directors—Director Biographies.”

Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider recommendations from stockholders of potential candidates for service on the Board.  See “Stockholder Proposals” below for a description of the process by which stockholders may nominate directors for consideration by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee’s responsibilities are set forth in its amended and restated charter, which was approved by the Board on December 6, 2016, and is reviewed annually.  The charter is available on our website at www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics applicable to our employees (including those employees of SOG that provide services to us), directors and officers, in accordance with the applicable rules of the SEC and the corporate governance rules of the NYSE.  Any waiver of this code may be made only by our Board.  In accordance with the rules of the SEC and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics.  Requests should be directed to us at 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention:  Secretary.  The Code of Business Conduct and Ethics is also available on our website at www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.  We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.sanchezenergycorp.com.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE.  In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our corporate governance guidelines.  Requests should be directed to us at 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention:  Secretary.  The corporate governance guidelines are also available on our website at www.sanchezenergycorp.com.  The information on our website is not incorporated by reference into this Proxy Statement.  We will disclose any amendments to the corporate governance guidelines on our website at www.sanchezenergycorp.com.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

During the last fiscal year, and in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the Audit Committee:

•      reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2017 with management;

•      discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board;

•      received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with KPMG its independence from the Company; and

•      based on the reviews and discussions referred to above, recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.  Management is responsible for the Company’s financial reporting process and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States.  The independent registered public accountants are responsible for expressing an opinion on those financial statements.  Audit Committee members are not employees of the Company or accountants or auditors by profession.  Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Audit Committee meets regularly with management and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above.  Our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Board of Directors of Sanchez Energy Corporation

Gilbert A. Garcia, Co-Chairperson Sean M. Maher, Co-Chairperson T. Brian Carney, Member Robert V. Nelson, III, Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 1, 2018 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.  Unless otherwise noted, the mailing address of each person or entity named below is 1000 Main Street, Suite 3000, Houston, Texas 77002.  “Beneficial Ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act.  Beneficial ownership includes those shares of common stock held by someone who has investment and/or voting authority over such shares or has the right to acquire such shares within 60 days.  The ownership includes common stock that is held directly and also common stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding.

Beneficial holders	Number of shares beneficially held	Percentage of beneficial ownership(1)
5% Stockholders:
Blackstone(2)	10,395,000	12.26%
The Vanguard Group(3)	4,952,304	5.84%
State Street Corporation(4)	4,640,406	5.47%
Directors and named executive officers:
A. R. Sanchez, Jr.(5)	5,763,221	6.80%
Antonio R. Sanchez, III(6)	2,551,743	3.01%
Christopher D. Heinson(7)	572,482	*
Patricio D. Sanchez(8)	1,032,801	1.22%
Howard J. Thill(9)	250,250	*
Gilbert A. Garcia(10)	110,704	*
M. Gregory Colvin(11)	125,540	*
Alan G. Jackson(12)	102,300	*
Sean M. Maher(10)	72,856	*
T. Brian Carney(13)	58,719	*
Robert V. Nelson, III(10)	50,535	*
All directors and executive officers as a group (13 persons)	9,424,727	11.12%

*Denotes less than 1% beneficially owned.

(1)               Based upon an aggregate of 84,791,254 shares outstanding as of March 1, 2018.  Total shares outstanding include shares of restricted stock subject to forfeiture conditions.

(2)               According to a Schedule 13G, filed with the SEC on June 9, 2017, Gavilan Resources Holdings – A, LLC, Gavilan Resources Holdings – B, LLC and Gavilan Resources Holdings – C, LLC (collectively, the “Blackstone Funds”), and GSO Capital Opportunities Fund III LP, GSO Energy Select Opportunities Fund LP, GSO Energy Partners-A LP, GSO Energy Partners-B LP, GSO Energy Partners-C LP, GSO Energy Partners-C II LP, GSO Energy Partners-D LP, GSO Credit Alpha Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P. and GSO Capital Solutions Fund II LP (collectively, the “GSO Funds”) are the direct holders of the securities.

Gavilan Resources Holdings – A, LLC directly holds warrants, with an exercise price of $10.00 per share (the “Warrants”), exercisable for 4,713,927 shares of common stock, Gavilan Resources Holdings – B, LLC directly holds Warrants exercisable for 823,714 shares of common stock, and Gavilan Resources Holdings – C, LLC directly holds Warrants exercisable for 962,359 shares of common stock.  GSO Capital Opportunities Fund III LP directly holds 531,847 shares of Common Stock and Warrants exercisable for an additional 474,213 shares of Common Stock; GSO Energy Select Opportunities Fund LP directly holds 480,874 shares of Common Stock and Warrants exercisable for an additional 495,282 shares of Common Stock; GSO Energy Partners-A LP directly holds 93,389 shares of Common Stock and Warrants exercisable for an additional 96,185 shares of Common Stock; GSO Energy Partners-B LP directly holds 35,635 shares of Common Stock and Warrants exercisable for an additional 36,705 shares of Common Stock; GSO Energy Partners-C LP directly holds 37,214 shares of Common Stock and Warrants exercisable for an additional 38,334 shares of Common Stock; GSO Energy Partners-C II LP directly holds 35,340 shares of Common Stock and Warrants exercisable for an additional 36,394 shares of Common Stock; GSO Energy Partners-D LP directly holds 71,276 shares of Common Stock and Warrants exercisable for an additional 73,410 shares of Common Stock; GSO Credit Alpha Trading (Cayman) LP directly holds 41,855 shares of Common Stock and Warrants exercisable for an additional 43,107 shares of Common Stock; GSO Harrington Credit Alpha Fund (Cayman) L.P. directly holds 6,291 shares of Common Stock and Warrants exercisable for an additional 6,480 shares of Common Stock; and GSO Capital Solutions Fund II LP directly holds 621,279 shares of Common Stock and Warrants exercisable for an additional 639,890 shares of Common Stock.

The managing members of Gavilan Resources Holdings – A, LLC are Blackstone Management Associates VII L.L.C. and Blackstone Energy Management Associates II L.L.C. The managing member of Gavilan Resources Holdings – B, LLC is Blackstone Energy Management Associates II L.L.C. The managing member of Gavilan Resources Holdings – C, LLC is Blackstone Management Associates VII L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP

L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C is the general partner of Blackstone Holdings III GP L.P.

GSO Capital Opportunities Associates III LLC is the general partner of GSO Capital Opportunities Fund III LP. GSO Energy Select Opportunities Associates LLC is the general partner of GSO Energy Select Opportunities Fund LP. GSO Energy Partners-A Associates LLC is the general partner of GSO Energy Partners-A LP. GSO Energy Partners-B Associates LLC is the general partner of GSO Energy Partners-B LP. GSO Energy Partners-C Associates LLC is the general partner of GSO Energy Partners-C LP. GSO Energy Partners-C Associates II LLC is the general partner of GSO Energy Partners-C II LP. GSO Energy Partners-D Associates LLC is the general partner of GSO Energy Partners-D LP. GSO Credit Alpha Associates LLC is the general partner of GSO Credit Alpha Trading (Cayman) LP. GSO Harrington Credit Alpha Associates L.L.C. is the general partner of GSO Harrington Credit Alpha Fund (Cayman) L.P. GSO Capital Solutions Associates II LP is the general partner of GSO Capital Solutions Fund II LP. The general partners of GSO Capital Solutions Associates II LP are GSO Capital Solutions Associates II (Delaware) LLC and GSO Capital Solutions Associates II (Cayman) Ltd. GSO Holdings I L.L.C. is the managing member of each of GSO Capital Opportunities Associates III LLC, GSO Energy Select Opportunities Associates LLC, GSO Energy Partners-A Associates LLC, GSO Energy Partners-B Associates LLC, GSO Energy Partners-C Associates LLC, GSO Energy Partners-C Associates II LLC, GSO Energy Partners-D Associates LLC, GSO Credit Alpha Associates LLC, GSO Harrington Credit Alpha Associates L.L.C. and GSO Capital Solutions Associates II (Delaware) LLC, and a shareholder of GSO Capital Solutions Associates II (Cayman) Ltd. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Funds. Blackstone Holdings I/II GP Inc. is the general partner of Blackstone Holdings II L.P.

The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc. and the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.  In addition, each of Bennett J. Goodman and J. Albert Smith III may be deemed to have shared voting power and/or investment power with respect to the securities held by the GSO Funds.  Blackstone’s address is 345 Park Avenue, New York, NY 10154.

(3)               According to a Schedule 13G/A, filed with the SEC on February 12, 2018, by The Vanguard Group (“Vanguard”), it has sole voting power over 141,012 shares, shared voting power over 4,916 shares, sole dispositive power over 4,811,063 shares and shared dispositive power over 141,241 shares.  Vanguard’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)               According to a Schedule 13G filed with the SEC on February 14, 2018, by State Street Corporation (“State Street”), it has sole voting power over 0 shares, shared voting power over 4,640,406 shares, sole dispositive power over 0 shares and shared dispositive power over 4,640,406 shares.  State Street’s address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(5)               Each of Sanexco, Ltd. (“Sanexco”) and San Juan Oil & Gas No. 2, Ltd. (“San Juan”) directly owns 707,333 of these shares.  San Juan and Sanexco are each controlled by their general partner, Sanchez Management Corporation, which is managed by A. R. Sanchez, Jr. A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by each of San Juan and Sanexco. A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by each of San Juan and Sanexco except to the extent of his pecuniary interests therein.  799,472 of these shares are owned directly by SOG.  SOG is managed by Antonio R. Sanchez, III, A. R. Sanchez, Jr. and other members of the Sanchez family.  A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by SOG.  A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by SOG except to the extent of his pecuniary interests therein.  474,800 of these shares are owned directly by AEP Ltd. Partnership (“AEP”).  AEP is controlled by its general partner, A. R. Sanchez, Jr.  A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by AEP.  A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by AEP except to the extent of his pecuniary interests therein.  Each of the following trusts (the “Trusts”) directly owns 371,836 of these shares, except 1988 Trust No. 13, which owns 175,036 of these shares:  (i) 1988 Trust No. 11:  co-trustee/beneficiary Antonio R. Sanchez, III; (ii) 1988 Trust No. 12:  co-trustee/beneficiary Ana Lee Sanchez Jacobs; (iii) 1988 Trust No. 13:  co-trustee/beneficiary Eduardo Sanchez; and (iv) 1988 Trust No. 14:  co-trustee/beneficiary Patricio Sanchez.  A. R. Sanchez, Jr. is a co-trustee, along with the respective co-trustees and beneficiaries listed next to the name of the Trust above, of each of the Trusts.  A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by each of the Trusts.  A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by each of the Trusts except to the extent of his pecuniary interests therein.  26,213 of these shares are owned directly by the Alicia M. Sanchez Charitable Lead Annuity Trust (“CLAT”).  A. R. Sanchez, Jr. is the sole trustee of CLAT.  A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by CLAT except to the extent of his pecuniary interests therein.  In addition to the shares over which he has shared voting and dispositive power, A. R. Sanchez, Jr. has sole voting and dispositive power over 1,333,138 shares of common stock and 424,389 shares of restricted common stock.

(6)               799,472 of these shares are owned directly by SOG.  SOG is managed by Antonio R. Sanchez, III, A. R. Sanchez, Jr. and other members of the Sanchez family.  Antonio R. Sanchez, III may be deemed to share voting and dispositive power over the shares of common stock held by SOG.  Antonio R. Sanchez, III disclaims beneficial ownership of the shares of common stock held by SOG except to the extent of his pecuniary interests therein.  371,836 of these shares are owned directly by 1988 Trust No. 11. Antonio R. Sanchez, III is a co-trustee, along with A. R. Sanchez, Jr., and beneficiary of 1988 Trust No. 11. Antonio R. Sanchez, III may be deemed to share voting and dispositive power over the shares of common stock held by 1988 Trust No. 11. Antonio R. Sanchez, III disclaims beneficial ownership of the shares of common stock held by 1988 Trust No. 11 except to the extent of his pecuniary interests therein.  In addition to the shares over which he has shared voting and dispositive power, Antonio R. Sanchez, III has sole voting and dispositive power over 730,819 shares of common stock and 663,964 shares of restricted common stock.

(7)               Includes 281,746 shares of restricted common stock.

(8)               371,836 of these shares are owned directly by 1988 Trust No. 14. Patricio D. Sanchez is a co-trustee, along with A. R. Sanchez, Jr., and beneficiary of 1988 Trust No. 14. Patricio D. Sanchez may be deemed to share voting and dispositive power over the shares of common stock held by 1988 Trust No. 14. Patricio D. Sanchez disclaims beneficial ownership of the shares of common stock held by 1988 Trust No. 14 except to the extent of his pecuniary interests therein.  In addition to the shares over which he has shared voting and dispositive power, Patricio D. Sanchez has sole voting and dispositive power over 730,819 shares of common stock and 663,964 shares of restricted common stock.

(9)               Includes 158,584 shares of restricted common stock.

(10)        Includes 33,389 shares of restricted common stock.

(11)        Includes 33,389 shares of restricted common stock and 16,204 shares are held by three children.

(12)        Includes 33,389 shares of restricted common stock. 21,600 shares are held by Mr. Jackson’s wife. Mr. Jackson disclaims beneficial ownership of the shares of common stock held by his wife.

(13)        Includes 33,389 shares of restricted common stock and 500 shares are held by one child.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership.  Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2017, with the following exceptions: (i) each of A.R. Sanchez, Jr., A.R. Sanchez, III, and our former President, Eduardo Sanchez, had a late Form 4 filing on March 9, 2017 for a transaction that occurred on February 21, 2017, and (ii) Eduardo Sanchez, had a late Form 4 filing on December 29, 2017 for a transaction that occurred on December 13, 2017.

TRANSACTIONS WITH RELATED PERSONS

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person (as defined below) had, has or will have a direct or indirect material interest. Pursuant to the Company’s related party transactions policy, a “related person” means:

•                  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or is currently one of our nominees for director;

•                  any person who is known by us to be the beneficial owner of more than 5% of our common stock;

•                  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our common stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5% of our common stock;

•                  any entity in which any of the foregoing persons serves as an executive officer or principal or in a similar position, or, in the case of a partnership, serves as a general partner or holds any position other than that of a limited partner;

•                  any entity in which any of the foregoing persons owns, together with all other foregoing persons, 10% or more of the equity interest, or in the case of a partnership, 10% or more of an interest; or

•                  any entity in which any of the foregoing persons is employed if (a) the person is directly involved in the negotiation of the Related Party Transaction or will share or have primary responsibility at such entity for the performance of the Related Party Transaction, or (b) the person’s compensation from the entity is directly tied to the Related Party Transaction.

The purposes of this policy are to identify, review, assess and, if deemed appropriate, approve Related Party Transactions. Pursuant to our related party transactions policy, the Audit Committee reviews all material facts of all Related Party Transactions and either approves or disapproves entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether the Related Party Transaction is fair to the Company, the Audit Committee takes into account, among other factors, the following:

•                  whether there are demonstrable business reasons for the transaction;

•                  whether the transaction is material to the Company;

•                  the benefits that accrue to the Company as a result of the transaction;

•                  whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•                  the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);

•                  the extent of the related person’s interest in the transaction;

•                  the role the related person played in arranging the transaction;

•                  the availability of other sources for comparable products or services;

•                  whether it is a single transaction or a series of ongoing, related transactions; and

•                  whether entering into the transaction would be consistent with the Code of Business Conduct and Ethics.

Our related party transaction policy also requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations. There were no Related Party Transactions since the beginning of our last fiscal year that are required to be reported in “Transactions with Related Persons” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

Mr. Sanchez, Jr., our Executive Chairman of the Board, is a director and greater than 10% stockholder of International Bancshares Corporation, the parent of IBC, which provides insurance brokerage services on a commission basis to the Company and its affiliates. For the fiscal year ended December 31, 2017, the Company and its affiliates paid IBC commissions of approximately $1.6 million.

The description below of agreements with various members of the Sanchez Group, our directors and executive officers and certain significant stockholders is a summary and, with respect to each such agreement, is qualified by reference to the terms of the agreement, each of which, if required, was filed as an exhibit to our 2017 10-K. We encourage you to read the full text of these filed agreements. These agreements have been negotiated among affiliated parties and, consequently, are not the result of arm’s length negotiations. The prices and other terms of these agreements may be less favorable to us than those we could have obtained in arm’s length negotiations with unaffiliated third parties for similar services or under similar agreements.

Concurrently with the closing of our initial public offering (“IPO”), we entered into a services agreement with SOG pursuant to which, among other things, specified employees of SOG, including our executive officers, provide certain services to us with respect to our business under the direction, supervision and control of SOG. Salaries and associated benefits of SOG employees are allocated to the Company based on a fixed percentage that is reviewed periodically and adjusted, if needed, based on a detailed analysis of actual time spent by the professional staff on Company projects and activities.  Our Audit Committee is able to review, verify and dispute the reasonableness of such allocated costs pursuant to procedures set forth in the services agreement.  The services agreement also covers fees charged to us for our use of aircraft owned by SOG or other members of the Sanchez Group. This fee is based on an hourly rate paid by the Company to SOG that we believe is comparable to aircraft usage fees in arm’s length transactions. General and administrative expenses such as office rent, utilities, supplies and other overhead costs, are allocated on the same percentages as the SOG employee salaries. We reimburse SOG for the provision of services to us, including those provided by our executive officers, at a price equal to SOG’s cost of providing such services, including all direct costs and indirect administrative and overhead costs (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to persons that provide the services on SOG’s behalf) allocated in accordance with SOG’s regular and consistent accounting practices, including for any such costs arising from amounts paid directly by other members of the Sanchez Group on SOG’s behalf or borrowed by SOG from other members of the Sanchez Group, in each case in connection with the performance by SOG of services on our behalf. We also reimburse SOG for sales, use or other taxes, or other fees or assessments imposed by law in connection with the provision of services to us (other than income, franchise or margin taxes measured by SOG’s net income or margin and other than any gross receipts or other privilege taxes imposed on SOG) and for any costs and expenses arising from or related to the engagement or retention of third-party service providers. For the year ended December 31, 2017, we reimbursed SOG approximately $73.3 million for these expenses incurred under the services agreement.

In connection with the services agreement, we entered into a licensing agreement with SOG pursuant to which it granted to us a license to the unrestricted proprietary seismic, geological and geophysical information related to our properties owned by SOG, and all such information related to our properties not otherwise licensed to us is to be interpreted and used by SOG for our benefit under the licensing agreement. In addition, also in connection with the services agreement, SOG entered into a contract operating agreement under which it agreed to develop, manage and operate our properties or engage a responsible unaffiliated industry operator and joint owner for such development, management and operation. No costs, fees or other expenses are payable by us under these agreements to the extent that they are included in the fee payable to SOG under the services agreement. The licensing agreement and contract operating agreement terminate concurrently with the termination or expiration of the services agreement.

Under the services agreement, we are entitled to indemnification for certain liabilities, and are required to indemnify SOG and its affiliates for certain liabilities. SOG is required to indemnify us for third-party infringement or misappropriation claims relating to the services performed by SOG or the data or other information provided to us or used by SOG in connection with the services, the licensing agreement or our operations based on the services provided by SOG. We, on the other hand, are otherwise required to indemnify SOG and its affiliates from liabilities relating to the services or products provided to us by SOG or our agreements with SOG, to the extent not directly caused by the gross negligence or willful misconduct of SOG or its affiliates. The initial term of the services agreement was for five years and expired in December 2016. The term automatically extends for additional 12-month periods unless either party provides 180-days written notice otherwise prior to the expiration of the applicable 12-month period. Either party may terminate the agreement at any time upon 180-days written notice.

Mr. Eduardo A. Sanchez and Ms. Ana Lee Sanchez Jacobs, immediate family members of the Executive Chairman of the Board, our Chief Executive Officer and an Executive Vice President of the Company, collectively with such individuals (the “SN Members”), either directly or indirectly, own 100% of the equity interests of SOG.

In connection with our Contribution, Conveyance and Assumption Agreement with Sanchez Energy Partners I, LP (“SEP I”), pursuant to which SEP I contributed 100% of its limited liability company interests in SN Palmetto, LLC (formerly known as SEP Holdings III, LLC) to us in exchange for a cash payment of $50 million and the issuance by us of 22,090,909 shares of our common stock, and the closing of our IPO, we entered into a registration rights agreement with SEP I. Following the distributions in June 2012 and September 2012 of substantially all of our common stock that it held, SEP I assigned the rights under the registration rights agreement related to the shares that it distributed, to the extent that the shares constituted “Registrable Securities” (as defined in the registration rights agreement), including with respect to the shares distributed to SOG, San Juan, Sanexco and/or other entities owned, managed and/or controlled, as applicable, by one or more of the SN Members.  Under the registration rights agreement, persons holding Registrable Securities have certain demand, piggyback and Form S-3 registration rights relating to the resale of Registrable Securities pursuant to which we are required to use our best efforts to effect the registration of such Registrable Securities on the applicable form or to include such Registrable Securities in such registration or offering on the same terms and conditions as such other securities being registered, as applicable. These registration rights are subject to conditions and limitations, including the total number of demand registrations that we are required to effect, the right of the managing underwriter or underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We are to pay all expenses relating to any demand, piggyback or Form S-3 registration, except for any underwriter’s or brokers’ discounts or commissions. We also agreed to indemnify the holders of Registrable Securities with respect to certain liabilities under the securities laws in connection with registrations pursuant to the registration rights agreement.

In connection with the appointment of our executive officers and directors, we entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of our directors or executive officers or in their capacity at other specified entities at which they serve at our request and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”) and are in addition to any other rights these individuals may have under our organizational documents or applicable law.

Transactions with SNMP

Antonio R. Sanchez, III, the son of Antonio R. Sanchez, Jr. and brother of Eduardo A. Sanchez and Patricio D. Sanchez, is the Company’s Chief Executive Officer and is a member of the board of directors of both the Company and of SNMP GP.  Patricio D. Sanchez, an Executive Vice President of the Company, is the president & chief operating officer and a director of SNMP GP.  Mr. E. Sanchez, our former President, is also a member of the board of directors of SNMP GP.  Messrs. Sanchez, Jr., Sanchez, III, P. Sanchez and E. Sanchez all directly or indirectly own certain equity interests in the Company and SNMP. Messrs. Sanchez, Jr., Sanchez, III, P. Sanchez and E. Sanchez beneficially own approximately 0.67%, 2.06%, 2.04% and 2.42%, respectively, of the SNMP common units outstanding as of December 31, 2017.  The SN Members own, collectively, directly or indirectly all of the equity in SNMP GP.

On November 16, 2016, SN UR Holdings, LLC (“SN UR Holdings”), a wholly owned subsidiary of the Company, entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with SNMP providing for the purchase by SN UR Holdings in a private placement of 2,272,727 SNMP common units on November 22, 2016. SN UR Holdings entered into a registration rights agreement with SNMP pursuant to which SNMP granted to SN UR Holdings certain registration rights related to the acquired SNMP common units.  Under the registration rights agreement, SNMP granted SN UR Holdings demand registration rights with respect to the preparation and filing with the SEC of one or more registration statements for the purpose of registering the resale of the acquired SNMP common units.  The registration rights agreement also includes piggyback rights.  SNMP also agreed, among other things, to indemnify and hold harmless SN UR Holdings and its controlling persons and their respective officers, directors, members, partners, agents, brokers, investment advisors and employees from and against all losses of SN UR Holdings incident to SNMP’s obligations under the registration rights agreement, including certain liabilities under federal securities laws.

On October 6, 2016, the Company and SN Terminal, LLC (“SNT”), a wholly owned subsidiary of the Company, on the one hand, entered into a Purchase and Sale Agreement (the “Lease Option Purchase Agreement”) with SNMP, on the other hand, pursuant to which SNT sold and conveyed to SNMP an option to acquire a ground lease (the “Lease Option”) to which SNT was a party for a tract of land leased from the Calhoun Port Authority in Point Comfort, Texas.  In addition, if the Company or any of its affiliates entered into an option to engage in the construction of or participation in a Project (as defined below) and/or receive the benefit of an acreage dedication from an affiliate of the Company relating to a Project, then such option and/or acreage dedication would have also been assigned to SNMP, if SNMP exercised the Lease Option.  SNMP would have paid SNT $1.00 if the Lease Option was exercised, along with $250,000 if SNMP or any other person affiliated with SNMP elected to construct, own or operate a marine crude storage terminal on or within five miles of the Port Comfort lease or participated as an investor in the same, within five miles thereof (a “Project”), or the Company or its affiliates conveyed an acreage dedication to or an option regarding a Project. On September 11, 2017, the Company, SNT and SNMP terminated the Lease Option.

On July 5, 2016, the Company and SN Midstream, LLC, a wholly owned subsidiary of the Company (“SN Midstream”), entered into a Purchase and Sale Agreement with SNMP pursuant to which SNMP purchased all of SNM’s issued and outstanding membership interests in Carnero Gathering, LLC (the “Carnero Gathering”).  SNMP is required to pay SNM a monthly earnout based on gas received at Carnero Gathering’s receipt points from SN Catarina, LLC (“SN Catarina”), a wholly owned subsidiary of the Company, and gas delivered and processed at the gas processing facility owned by Carnero Processing, LLC.  For the fiscal year ended December 31, 2017, the Company did not receive any payments from SNMP pursuant to the earnout.

As of December 31, 2017, the Company had a net payable to SNMP of approximately $9.8 million that consists primarily of accruals for fees associated with a Firm Gathering and Processing Agreement, dated October 14, 2015, with an initial term of 15 years under which production from approximately 35,000 acres in Dimmit County and Webb County, Texas, has dedicated for gathering by a wholly owned subsidiary of SNMP.  In addition, for the first five years of the agreement, SN Catarina will be required to meet a minimum quarterly volume delivery commitment of 10,200 Bbl per day of crude oil and condensate and 142,000 Mcf per day of natural gas, subject to certain adjustments.  SN Catarina will be required to pay gathering and processing fees of $0.96 per barrel for crude oil and condensate and $0.74 per Mcf for natural gas that are tendered through the gathering system, in each case, subject to an annual escalation for a positive increase in the consumer price index. In addition, SN Catarina has, under certain circumstances, a right of first refusal during the term of the agreement and afterwards with respect to dispositions by Catarina Midstream of its ownership interest in the gathering system.  See Item 7, “Management’s Discussion & Analysis of Financial Condition and Results of Operations – Commitments and Contractual Obligations” in our 2017 10-K for additional information regarding this gathering agreement.  On June 30, 2017, the gathering agreement was amended to, among other things, provide for an additional, incremental infrastructure fee payable to SNMP of $1.00 per barrel of water delivered by SNMP on or after April 1, 2017 through and including March 31, 2018, with no such fee being payable thereafter, and to eliminate certain late payment fees to SNMP.

On September 1, 2017, SN Catarina entered into an agreement with Seco Pipeline, LLC (“Seco Pipeline”), a wholly owned subsidiary of SNMP, whereby Seco Pipeline transports certain quantities of natural gas on a firm basis for $0.22 per MMBtu delivered on or after September 1, 2017.  This agreement had an initial term of one month that expired on September 30, 2017, but the agreement continues month-to-month thereafter unless terminated by either party.  We paid Seco Pipeline an aggregate of $860,713 for transportation services for the fiscal year ended December 31, 2017.

Comanche Transactions

On March 1, 2017, the Company, SN EF Maverick, LLC, a subsidiary of the Company (“SN Maverick”), SN EF UnSub, LP, a subsidiary of the Company (“SN UnSub”), and Gavilan Resources, LLC (“Gavilan” and, together with SN Maverick and SN UnSub, the “Buyers”), an entity controlled by affiliates of The Blackstone Group L.P. (“Blackstone”), completed the closing of the transactions contemplated by the purchase and sale agreement (the “Purchase Agreement”) among the Buyers and Anadarko E&P Onshore, LLC and Kerr-McGee Oil & Gas Onshore LP (together, the “Sellers”).  At the closing, the Buyers collectively purchased all of the right, title and interest of the Sellers in the Comanche asset for aggregate consideration of approximately $2.1 billion, subject to customary purchase price adjustments.  In connection with the closing of the transactions contemplated by the Purchase Agreement, pursuant to an Interim Investors Agreement, dated as of January 12, 2017, among the Company, SN Maverick, Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P. (together the “Blackstone Funds”) we issued to entities controlled by affiliates of Blackstone warrants (expiring on March 1, 2022) to purchase an aggregate of 6.5 million shares of our common stock at an exercise price of $10 per share, subject to customary anti-dilution adjustments, and pursuant to a Securities Purchase Agreement, dated as of January 12, 2017, among the Company, SN UnSub, SN EF UnSub GP, LLC, the general partner of SN UnSub (the “SN UnSub General Partner”), SN UR Holdings, SN EF UnSub Holdings, LLC, a subsidiary of SN UR Holdings, GSO ST Holdings Associates LLC (“GSO Associates LLC”), and GSO ST Holdings LP (“GSO Associates LP”) (which was amended and restated on February 28, 2017 to add Intrepid Private Equity V-A, LLC as an additional party thereto):  (i) GSO Associates LP purchased 485,000 preferred units of SN UnSub for $485,000,000; (ii) GSO Associates LLC purchased 1 Class B Unit in SN UnSub General Partner for nominal consideration; and (iii) certain funds (the “GSO Funds”) managed or advised by GSO Capital Partners LP (“GSO”) received (a) 1,455,000 shares of the Company’s common stock and (b) warrants (expiring on March 1, 2032) to purchase 1,940,000 shares of the Company’s common stock at an exercise price of $10 per share, subject to customary anti-dilution adjustments.  In addition, on March 1, 2017, we entered into a number of transactions with entities affiliated or associated with GSO, the GSO Funds and/or Blackstone, descriptions of which follow (subject to such additional terms, conditions and exceptions, as applicable, as set forth in the relevant agreement).

We entered into a registration rights agreements with the Blackstone warrantholders and the GSO Funds granting the parties certain registration rights for the shares of the Company’s common stock acquired by the parties, including the shares issuable upon the exercise of the warrants to purchase the Company’s common stock, requiring the Company to use its reasonable best efforts to prepare and file a shelf registration statement with the SEC to permit the public resale of all registrable securities covered by the applicable agreement within 18 months and to cause such shelf registration statement to be declared effective no later than two years after the date of the agreement. We also entered into a standstill and voting agreement with the Blackstone Funds (and, as of February 6, 2017, the GSO Funds) that restricts the ability of such parties and, indirectly certain affiliates, to take certain actions relating to the acquisition of our securities or assets or participation in our management, contains a two year lock-up restricting dispositions of the Company’s common stock or the warrants to purchase the Company’s common stock, and contains an agreement to vote any voting securities of the Company in the same manner as recommended by the board of directors of the Company.  We also entered into a Shareholders Agreement with Gavilan Resources Holdco, LLC (“Gavilan Holdco”) pursuant to which, Gavilan Holdco has the right, but not the obligation, to appoint one observer representative to be present at all regularly scheduled meetings of the full board of directors of the Company.

We entered into an amended and restated partnership agreement of SN UnSub (the “Partnership Agreement”) and an amended and restated limited liability company agreement of SN UnSub General Partner (the “GP LLC Agreement”) with the members or partners, as the case may be, thereto, providing for the issuance of preferred units of SN UnSub entitled to receive quarterly cash distributions of 10.0% per annum unless a cash payment is then prohibited by certain of SN UnSub’s debt agreements (in which case such distribution will be deemed to have been accrued and paid in kind), and having priority over the common units, to the extent of the Base Return (as defined below), upon a liquidation, sale of all or substantially all assets, certain change of control and exit transactions. SN UnSub may, from time to time and subject to the conditions set forth in the Partnership Agreement and SN UnSub’s credit agreement, redeem SN UnSub preferred units at a purchase price per unit sufficient to achieve the greater of (i) the amount required to cause the return on investment with respect to each such preferred unit to be equal to the product of (x) 1.5 multiplied by (y) the purchase price per unit and (ii) the amount required to cause the internal rate of return with respect to each preferred unit to be equal to 14.0%, in each case inclusive of previous distributions made in cash (the “Base Return”).  Partners holding a majority of the SN UnSub preferred units will have the option to request SN UnSub to redeem all of the preferred units for the Base Return at any time following the seventh anniversary of issuance or upon the occurrence of certain change of control transactions.  In addition, under certain circumstances, holders of the preferred units will be entitled to appoint a majority of the members of the board of directors of SN UnSub General Partner and may cause a sale of the assets or equity of SN UnSub in order to redeem the preferred units.  Under the terms of the GP LLC Agreement, SN UR Holdings has the right to appoint three members and GSO Associates LLC has the right to appoint two members to the five-member board of directors of SN UnSub General Partner, and the approval of GSO is required for a number of material actions by SN UnSub.  During the year ended December 31, 2017, SN UnSub was prohibited by its debt agreements from paying a preferred distribution in cash to the holders of its preferred units, with such amounts deemed to be accrued and paid-in-kind unless otherwise offset by cash distributions related to certain tax obligations of the holders.  For 2017, GSO Associates LP was entitled to receive approximately $40.4 million in preferred distributions, which amount was offset in full by approximately $42.9 million of cash distributions related to certain tax obligations, resulting in a residual amount of approximately $2.5 million which will be carried forward to offset cash distributions payable to GSO Associates LP during 2018.

We entered into an eight-year (subject to earlier termination as provided for therein) joint development agreement (“JDA”) that provides for the administration, operation and transfer of the jointly owned Comanche asset, and further provides for the (i) establishment an operating committee to control the timing, scope and budgeting of operations on the Comanche asset (subject to certain exceptions) and (ii) designate SN Maverick as operator of the Comanche asset and certain other interests (subject to forfeiture in the event of certain default events); the JDA also provides for mechanics relating to division of assets and operatorship among the parties, contains restrictions on the indirect or direct transfer of the parties’ interests in the Comanche asset, including certain tag-along rights and rights of first offer provisions, and provides Gavilan with certain drag-along rights in the event of certain sale transactions, subject to certain exceptions and potential alternative structures or asset divisions.

We entered into a management services agreement between Gavilan Holdco and SN Comanche Manager, LLC (“Manager”), a wholly owned subsidiary of the Company, pursuant to which Manager serves as manager of Gavilan Holdco’s business and provides comprehensive general, administrative, business and financial services at a price equal to Manager’s actual cost of providing such services (including an “administrative fee” equal to 2% of SOG’s total G&A costs), continuing until the occurrence of one or more events giving Manager or Gavilan Holdco the right to terminate the agreement.  At the closing of the transactions contemplated under the Purchase Agreement, Gavilan Holdco paid $1.0 million to Manager under the agreement and paid Manager an additional $4,588,439 under the agreement for the fiscal year ended December 31, 2017.  We also entered into a back-to-back management arrangement between Manager and SOG, on substantially the same terms and conditions as the services agreement with Gavilan Holdco referred to above, pursuant to which Manager delegated to SOG, and SOG agreed to perform for and on behalf of Manager, Manager’s duties and obligations under such services agreement; Manager is required to remit amounts received directly from Gavilan Holdco to Manager, including the $1.0 million paid at closing to Manager, and to pay SOG the 2% administrative fee referred to above.  For the fiscal year ended December 31, 2017 we paid SOG an additional $4,588,439 under the back-to-back agreement.  In addition, we entered into a management services agreement between SOG and SN UnSub pursuant to which SOG serves as manager of SN UnSub’s oil and gas properties and provides comprehensive general, administrative, business and financial services at a price equal to SOG’s actual cost of providing such services (including an “administrative fee” equal to 2% of SOG’s total G&A costs), with an initial term expiring on March 1, 2024 (subject to earlier termination as provided therein), renewing automatically for additional one-year terms thereafter unless either SN UnSub or SOG delivers written notice to the other of its desire not to renew the term at least 180 days prior to such anniversary date.  For the fiscal year ended December 31, 2017 we paid SOG $5,394,889 under this agreement.

We entered into an amended and restated limited liability company agreement (the “LLC Agreement”) of Gavilan Holdco between Manager and Gavilan Resources Holdings, LLC (the “Common Units Member”) governing the relationship of the parties and providing for the issuance of the Class A Units in Gavilan Holdco to Manager.  The Class A Units are generally non-voting economic interests, except that the Class A Units have customary consent rights for holders of incentive equity interests, and subject to customary straight-line vesting over five annual installments of 20% beginning on March 1, 2018, and subject to forfeiture and acceleration upon certain events specified in the LLC Agreement; distributions, including in connection with any exit event, will be applied in the following order of priority: (i) first, pro-rata to the Common Units Member until all capital contributions made by the Common Units Member are returned and the Common Units Member has achieved an IRR of 10% on its invested capital; (ii) second, 15% to the outstanding Class A Units and the remainder pro-rata to the Common Units Member until the Common Units Member has achieved both (a) an IRR of 17% and (b) a 2x net return on its invested capital; (iii) third, 20% to the outstanding Class A Units and the remainder pro-rata to the Common Units Member until the Common Units Member has achieved both (a) an IRR of 25% and (b) a 3x net return on its invested capital; and (iv) fourth, thereafter, 30% to the outstanding Class A Units and the remainder pro-rata to the Common Units Member.  The Company and its affiliates have similar participation rights in connection with its participation in additional acquisitions by Gavilan Holdco and its affiliates within an area of mutual interest.

We entered into a crude oil production marketing agreement, a residue gas marketing agreement and a natural gas liquids marketing agreement between Gavilan and SN Maverick wherein Gavilan, subject to certain take in kind rights, agrees to sell all production from the Comanche asset to SN Maverick and SN Maverick purchases all such production from Gavilan, transports and sells such production pursuant to SN Maverick’s downstream arrangements, and remits to Gavilan its proportionate share of the sale proceeds.  The agreements are each for a primary term through December 31, 2022, with automatic year-to-year renewals thereafter unless terminated by either party.  For the period commencing June 1, 2017 and concluding December 31, 2017 (the “post-transition services period”), we remitted approximately $62.0 million in proceeds to Gavilan under these agreements from aggregate marketing revenues of approximately $101.7 million attributable to Gavilan’s 50% share of the working interest acquired from the Sellers in the Comanche Transaction.  These agreements include a reconciliation mechanism that provides for estimated upfront payments by us with subsequent reconciliations in later months and, as a result, the reported amount includes both the estimated prepayments made by us for the post-transition services period as well as additional payments by us to make up for any shortfalls for the post-transition services period.  These post-transition services period amounts exclude approximately $65.5 million in revenues attributable to Gavilan’s 50% share of the working interest acquired from the Sellers in the Comanche Transaction and the remittance by us to Gavilan of approximately $29.6 million in related proceeds in connection with transition services agreements between us and the Sellers, amongst others, pursuant to which the Sellers or their affiliates performed certain transition services for us following the closing of the Comanche Transaction until the commencement of the post-transition services period, and we remitted related payments to Gavilan in respect of its share of the working interest it acquired in the Comanche Transaction.  The remitted amounts are net of certain expenses and costs incurred by us or the Sellers and/or their respective affiliates.

The description of the above agreements with GSO, the GSO Funds and Blackstone is qualified by reference to our 2017 10-K, describing certain of the transactions hereunder and filing certain agreements related thereto.  We encourage you to read the 2017 10-K and the full texts of the agreements filed therewith.

Sanchez Resources Settlement

On August 11, 2017, the Company, the plaintiffs and all named defendants entered into a Stipulation of Settlement (the “Stipulation”) reflecting the terms of the settlement of the derivative stockholder litigation entitled In re Sanchez Energy Derivative Litigation, Consolidated C.A. No. 9132-VCG in the Court of Chancery of the State of Delaware (the “Court”), relating to the Company’s August 2013 purchase of working interests in the Tuscaloosa Marine Share (the “TMS”) from Sanchez Resources, LLC (“Sanchez Resources”).  On November 6, 2017, the Stipulation was approved by the Court and became final on December 20, 2017, pursuant to which, among other things: (i) the defendants, A.R. Sanchez, Jr., Antonio R. Sanchez, III, Gilbert A. Garcia, Greg Colvin, Alan G. Jackson, Sanchez Resources, Eduardo Sanchez, Altpoint Capital Partners LLC and Altpoint Sanchez Holdings (or their insurance companies), made a payment to the Company of an aggregate of $11.75 million ($5.2 million, net of fees, expenses and other amounts); (ii) the sole member of Sanchez Resources transferred the equity of Sanchez Resources to us; (iii) Sanchez Resources transferred certain royalty interests in the TMS acreage held by Sanchez Resources to us, and (iv) Alan Jackson and Greg Colvin were removed from the Company’s compensation committee. Sanchez Resources and one of its subsidiaries is party to a credit agreement which has approximately $24.0 million in outstanding debt. See Note 6, “Debt” in our 2017 10-K for additional discussion of this credit agreement, which is solely secured by substantially all of the assets of Sanchez Resources and/or its subsidiary (consisting of approximately 12,500 net acres in the TMS), without recourse to the Company or any of its other subsidiaries. Prior to the transfer to the Company, 100% of the equity in Sanchez Resources was owned, directly or indirectly, by the SN Members.

PROPOSAL TWO. APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND COMMON STOCK

The Board has approved and declared advisable and is recommending to our stockholders for approval at the Annual Meeting, an amendment to Section 4.1 of our Restated Certificate of Incorporation, which sets forth the terms of our authorized capital stock. Section 4.1 currently authorizes 150,000,000 shares of our common stock as well as 15,000,000 shares of our preferred stock, par value $0.01 per share.

The proposed amendment would increase the authorized common stock to 300,000,000 shares and correspondingly increase the number of authorized shares of our capital stock to 315,000,000. The authorized shares of our preferred stock would remain at 15,000,000. If approved and adopted by our stockholders at the Annual Meeting, this amendment would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. The proposed amendment to Section 4.1 of our Restated Certificate of Incorporation would replace Section 4.1 with the following:

“4.1 Authorized Capital Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 315,000,000 shares, divided into two classes consisting of (a) 300,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and (b) 15,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).”

In connection with the completion of a private placement of 3,000,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”), at a price per share of $50.00, on September 17, 2012, (i) as of December 31, 2017, approximately 4,275,640 shares of common stock would be issuable upon conversion of all of the outstanding shares of the Series A Preferred Stock based on an initial conversion price of $21.51 per share of common stock, and (ii) our board declared and paid in shares of the Company’s common stock the dividends accrued for the period from October 1 to December 31, 2017, on January 2, 2017.  In addition, in connection with the completion of a private placement of 4,500,000 shares of the Company’s Series B Convertible Perpetual Preferred Stock (“Series B Preferred Stock” and, together with Series A Preferred Stock, the “Preferred Stock”), at a price per share of $50.00, on March 26, 2013, (i) as of December 31, 2017, approximately 8,244,539 shares of common stock would be issuable upon conversion of all of the outstanding shares of the Series B Preferred Stock based on an initial conversion price of $21.40 per share of common stock, and (ii) our board declared and paid in shares of the Company’s common stock the dividends accrued for the period from October 1 to December 31, 2017, on January 2, 2017.

In connection with the closing of the Comanche Acquisition in March 2017, we issued (i) 1,455,000 shares of the Company’s common stock and warrants to the GSO Funds to purchase 1,940,000 shares of the Company’s common stock at an exercise price of $10 per share (the “GSO Warrants”), (ii) 45,000 shares of the Company’s common stock and warrants to Intrepid Private Equity V-A, LLC (“Intrepid”) to purchase 60,000 shares of the Company’s common stock at an exercise price of $10 per share (the “Intrepid Warrants”) and (iii) warrants to Gavilan Resources Holdings—A, LLC, Gavilan Resources Holdings —B, LLC, and Gavilan Resources Holdings—C, LLC to purchase 6,500,000 shares of the Company’s common stock at an exercise price of $10 per share (the “Blackstone Warrants” and, together with the GSO Warrants and the Intrepid Warrants, the “Warrants”). In addition, on March 1, 2017, we amended our net operating loss carryforwards rights plan (as amended, the “Rights Plan”) with Continental Stock Transfer & Trust Company, as rights agent, to, among other things, amend certain defined terms to account for the issuance of the GSO Warrants and grant of shares of common stock to the GSO Funds and the issuance of the Blackstone Warrants in connection with the closing of the Comanche Acquisition.

On February 6, 2017, the Company completed an underwritten public offering of 10,000,000 shares of the Company’s common stock, including the full exercise by the underwriters of their option to purchase 1,500,000 additional shares of the Company’s common stock, at a price to the public of $12.50 per share. Additionally, on May 25, 2017, the Company entered into an equity distribution agreement with Citigroup Global Markets, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. and filed with the SEC a prospectus supplement to our shelf registration statement that allows us to issue from time to time shares of our common stock up to an aggregate gross amount of $75 million (the “2017 ATM”). As of December 31, 2017, we have not issued any shares of our common stock under the 2017 ATM.

In addition, as of December 31, 2017, we issued approximately 2.1 million shares of restricted common stock pursuant to the Plan to certain employees (including the Company’s officers) and consultants of SOG, with whom the Company has a services agreement.  In addition, on January 4, 2018, we issued 100,000 shares of common stock to an affiliate of Intrepid as compensation for services provided in connection with the Comanche transaction.

As of December 31, 2017, approximately 84 million shares of common stock were issued and outstanding, approximately 8.3 million shares of common stock were reserved for possible future issuance under the LTIP, 12.6 million shares were reserved for Preferred Stock conversions and 8.5 million shares were reserved for Warrant exercises. As a result, approximately 36.6  million authorized shares of common stock remain available for issuance for future purposes, including the 2017 ATM, and the Board deems it advisable to increase (i.e., “reload”) our authorized shares of common stock.  The adoption of the proposed amendment would provide for an additional 150,000,000 shares of common stock for future issuance. If approved, this increase will be the first increase in the authorized shares of our common stock since our IPO in December 2011.

The amendment to our Restated Certificate of Incorporation is intended to ensure that we will continue to have an adequate number of authorized and unissued shares of common stock for future use. The proposed increase in the number of authorized shares of our common stock would give Sanchez Energy the flexibility to issue shares of our common stock in connection with future employee and director stock compensation programs as well as for other general corporate purposes, which may include capital-raising transactions, including under the 2017 ATM, acquisitions of oil and gas properties and other assets, or in exchanges for outstanding securities.

In addition, having such shares available for issuance in the future will allow shares of common stock to be issued without the expense and delay of a stockholders’ meeting or further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our common stock may then be listed. The NYSE, on which our common stock is currently listed, requires stockholder approval prior to issuing shares in certain instances, including where the number of shares to be issued would exceed 20% of the number of shares outstanding prior to such issuance.

We have no present arrangements, commitments, understandings or pending negotiations for the issuance of the proposed additional shares of common stock, and our only arrangements or commitments with respect to the issuance of the currently authorized shares of our common stock are with respect to the Preferred Stock, the Warrants, the Plan, the Rights Plan and the 2017 ATM (as noted above).

We have not proposed the increase in the authorized number of shares of our common stock with the intention of using the additional shares for anti-takeover purposes and we do not view the proposed increase as a special anti-takeover measure, although an issuance of additional shares could, depending on the circumstances, make more difficult, or discourage, an attempt to acquire control of Sanchez Energy. We are not at this time aware of any currently pending or threatened efforts to acquire control of Sanchez Energy, and we are not proposing this increase in response to any third-party effort to acquire control of Sanchez Energy or any third-party effort to accumulate Sanchez Energy’s common stock.

The additional shares of common stock authorized by the proposed amendment, if and when issued, would have the same rights and privileges as the shares of common stock currently authorized. Our common stock has no preemptive rights to purchase additional shares of common stock or other of our securities. In addition, under Delaware law, our stockholders are not entitled to any dissenters’ or appraisal rights in connection with the proposed increase in the number of authorized shares of common stock.

Approval of the proposed amendment to our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. Abstentions and brokers non-votes will have the effect of a vote against this proposal. Properly executed proxies will be voted at the Annual Meeting as specified. If no specification is made, such proxies will be voted “FOR” this proposal.

RECOMMENDATION OF OUR BOARD

The Board unanimously recommends that stockholders vote FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock.

PROPOSAL THREE. ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are seeking stockholder approval on an advisory, non-binding basis of the compensation of our named executive officers as disclosed in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” in addition to the related executive compensation tables.  In this proposal, stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy, and to refer to the related executive compensation tables.  The compensation of our named executive officers is based on a philosophy that ties a substantial portion of an executive’s compensation to our attainment of financial and other performance measures that, our Board believes, promote the creation of long-term stockholder value and position our Company for long-term success.  As described more fully in the “Compensation Discussion and Analysis,” the mix of fixed- and performance-based compensation, as well as the terms of cash bonuses and long-term equity incentive awards are designed to enable our Company to attract and maintain top talent while, at the same time, creating a close relationship between our Company’s performance and overall stockholder return and the named executive officers’ compensation.  Our Compensation Committee and Board believe that the philosophy of the program, and hence the compensation awarded to named executive officers under the current program, fulfill these objectives.

Although the vote is advisory and non-binding, our Board and Compensation Committee value the opinions that our stockholders express in their votes and will consider the voting results in connection with their ongoing evaluation of our compensation program.

The affirmative “FOR” vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers.  Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory, non-binding proposal concerning the compensation of our named executive officers.

RECOMMENDATION OF OUR BOARD

The Board unanimously recommends that stockholders vote FOR the advisory resolution approving the compensation of our named executive officers

PROPOSAL FOUR. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected KPMG as the independent auditors of the Company for 2018.  KPMG has audited the Company’s consolidated financial statements since June 19, 2015.

The Board is submitting the selection of KPMG for ratification at the Annual Meeting.  The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance.  If the stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors.  The stockholders’ ratification of the appointment of KPMG does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the fees billed by KPMG, the Company’s current independent registered public accounting firm, for the fiscal years presented:

Fiscal Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)

Fiscal year ended December 31, 2017	$ 3,277,000	$ -	$ 374,000	$ -
Fiscal year ended December 31, 2016	$ 866,311	$ 535,703	$ 328,144	$ -

(1)         Audit fees represent fees for professional services provided by our principal accountant in connection with the audit of our consolidated financial statements, the quarterly reviews of financial statements included in our Form 10-Q filings, the reviews of other statutory or regulatory filings and assistance with and review of documents filed with the SEC.

(2)         Audit-related fees are fees for assurance and related services that are reasonably related to the performance by our principal accountant of the audit or review of our financial statements that are not audit fees.

(3)         Tax fees include fees for professional services performed by our principal accountant for tax compliance, including the preparation of tax returns, and tax advice and tax planning.

(4)         All other fees include the aggregate fees for products and services provided by our principal accountant that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” There were no other fees incurred during the years ended December 31, 2017 and 2016.

The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of KPMG’s audit, tax and other services.  The Audit Committee pre-approved 100% of the services described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

The Company expects that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

RECOMMENDATION OF OUR BOARD

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of KPMG as the auditors of the Company for 2018.

STOCKHOLDER PROPOSALS

Any stockholder of the Company who desires to submit a proposal for action at the 2019 annual meeting of stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials must submit such Rule 14a-8 Proposal to the Company so that it is received by the Company at its principal executive offices, located at 1000 Main Street, Suite 3000, Houston, TX 77002, no later than December 13, 2018 or, in the event the Company’s 2019 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2018 annual meeting.  All such Rule 14a-8 Proposals should be in compliance with our by-laws and the SEC rules and regulations.

Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.  Under our amended and restated by-laws, the stockholder’s written notice must be received by the Secretary of the Company not later than the close of business on the 90th day or earlier than the opening of business on the 120th day before the first anniversary of the 2018 Annual Meeting.  Under this criterion, stockholders must provide us with a notice of a matter to be brought before the 2019 annual meeting between the opening of business on January 24, 2019 and the close of business on February 23, 2019.  If the 2019 annual meeting is held more than 30 days earlier or 60 days later than May 24, 2019, the stockholder’s written notice must be received not earlier than the opening of business on the 120th day before the date of the 2019 annual meeting and not later than the later of (x) the close of business on the 90th day before the date of the 2019 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2019 annual meeting is first made.

Any stockholder of the Company who desires to submit a proposal for action at the 2019 annual meeting of stockholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between the opening of business on January 24, 2019 and the close of business on February 23, 2019, unless the Company notifies the stockholders otherwise.  All such Non-Rule 14a-8 Proposals should be in compliance with our by-laws and the SEC rules and regulations.  If a Non-Rule 14a-8 Proposal is not received by the Company on or before the close of business on February 23, 2019, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.  “Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

Written stockholder proposals should be addressed to Sanchez Energy Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention:  Secretary.  The Company suggests that any such proposal be sent by certified mail, return receipt requested.

The Nominating and Corporate Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2019 if that nomination is submitted in writing and received by the Secretary of the Company between the opening of business on January 24, 2019 and the close of business on February 23, 2019 to Sanchez Energy Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002, Attention:  Secretary.  All such written nominations should be in compliance with our by-laws and the SEC rules and regulations.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company, who will not receive any additional compensation for these activities.  The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the reasonable forwarding expenses.  Representatives of Broadridge will tabulate votes.  This proxy solicitation is being made by us and the Company will bear all costs of the solicitation of proxies.  We have retained Broadridge to aid in the distribution of these Proxy Materials, provide certain voting and tabulation services and serve as inspector of elections for the Annual Meeting.  In addition, the Company has engaged Okapi Partners LLC to assist with the solicitation of proxies in conjunction with the Annual Meeting for an estimated fee of $15,000 plus expenses.

STOCKHOLDER LIST

In accordance with the DGCL, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting.  The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for 10 days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

A copy of our 2017 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (including the financial statement schedules, if any, but excluding exhibits) is being made available to stockholders concurrently with this Proxy Statement.  Except for the financial statements included in the 2017 Annual Report that are specifically incorporated by reference herein, the 2017 Annual Report is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2018:

A COPY OF THE PROXY STATEMENT, PROXY CARD, AND THE 2017 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM. YOU WILL NEED THE CONTROL NUMBER AVAILABLE FROM YOUR PROXY CARD TO ACCESS PROXY MATERIALS.

We have filed our Form 10-K for the fiscal year ended December 31, 2017 with the SEC.  It is available free of charge at the SEC’s website at www.sec.gov and our website at http://investor.sanchezenergycorp.com.  Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, if any, but excluding exhibits to the Form 10-K.  Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.  Such requests may be made by writing to Secretary, Sanchez Energy Corporation, 1000 Main Street, Suite 3000, Houston, Texas 77002 or by calling (713) 783-8000.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  All statements, other than statements of historical facts, included in this Proxy Statement that address activities, events, conditions or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to estimates of our future production, operational and commercial benefits of our partnerships, the expected benefits from the Comanche Transaction, our 2018 compensation plan and potential payouts to management upon a change in control or other events.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management.  When used in this Proxy Statement, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words..

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets and our joint ventures to perform as anticipated, failure or delays on the part of our partners, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas or completing our ongoing projects, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in our most recent Annual Report on Form 10-K and any updates to those risk factors set forth in our Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in the Company’s filings with the SEC.  Our filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by the Company’s forward-looking statements may not occur, and, if any of such events do occur, the Company may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of our forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

******

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY TELEPHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Gregory B. Kopel

Secretary

Houston, Texas

April 16, 2018

1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) A.R. Sanchez, Jr. 02) Antonio R. Sanchez, III The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. Proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock Advisory vote to approve the compensation of our named executive officers 3. 4. Proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year John Sample joint owners, both should sign. When signing as attorney, executor, ANY CITY, ONA1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000371651_1 R1.0.1.17 Please sign exactly as your names appears hereon. When shares are held by administrator, trustee, guardian or corporate officer, please give full title as such. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 7:00 p.m., Eastern Time, on Wednesday, May 23, 2018 the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 7:00 p.m., Eastern Time, on Wednesday, May 23, 2018 the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. John Sample234567 234567 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 SANCHEZ ENERGY CORP. 1000 MAIN ST. SUITE 3000 HOUSTON, TX 77002 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 24, 2018: The Notice and Proxy Statement and 2017 Annual Report are available at www.proxyvote.com Sanchez Energy Corporation THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Antonio R. Sanchez, III and Howard J. Thill, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Sanchez Energy Corporation held of record by the undersigned at the close of business on March 28, 2018 at the Annual Meeting of Stockholders of Sanchez Energy Corporation to be held at 1000 Main Street, Houston, Texas 77002 in the Tunnel-level Conference Room on Thursday, May 24, 2018, at 9:00 a.m., Central Time, or at any adjournment thereof. You may contact us at (713) 783-8000 for directions to the Annual Meeting. This Proxy, when properly executed will be voted as specified. If no specification is made, this Proxy will be voted FOR each director nominee in PROPOSAL 1 and FOR PROPOSALS 2, 3 and 4, and the proxies when properly executed are authorized, in accordance with their judgement, to vote upon such other matters as may properly come before the Annual Meeting of Stockholders of Sanchez Energy Corporation to be held on Thursday, May 24, 2018 or at any adjournment or postponement thereof. (Continued and to be marked, dated and signed, on the reverse side) 0000371651_2 R1.0.1.17